UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Ultratech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials: N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 24, 2007

TO THE STOCKHOLDERS OF ULTRATECH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ultratech, Inc., a Delaware corporation (the “Company”), will be held on July 24, 2007, at 2:00 p.m. local time, at the Company’s corporate offices located at Building 2, 2880 Junction Avenue, San Jose, California 95134, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect three (3) directors to serve for the ensuing two years until the expiration of their terms in 2009, or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007;

3. To approve an amendment to the non-employee director automatic grant program under the Company’s 1993 Stock Option/Stock Issuance Plan to provide for the award of restricted stock units instead of stock options and to set the number of shares subject to such restricted stock unit awards and other applicable terms;

4. To consider and vote on a stockholder proposal relating to the classification of the Company’s Board of Directors, if properly presented at the Annual Meeting; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

Only stockholders of record at the close of business on June 5, 2007 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten (10) days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone or by signing and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or by mail to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Arthur W. Zafiropoulo
Chairman of the Board and Chief Executive Officer

June 11, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE 1993 STOCK OPTION/STOCK ISSUANCE PLAN
PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING CLASSIFICATION OF THE BOARD OF DIRECTORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ANNUAL REPORT OF THE COMPENSATION COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT

ULTRATECH, INC.
3050 Zanker Road
San Jose, California 95134

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 24, 2007

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Ultratech, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 24, 2007 (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at 2:00 p.m. at the Company’s corporate offices located at Building 2, 2880 Junction Avenue, San Jose, California 95134. These proxy solicitation materials were mailed on or about June 11, 2007 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On June 5, 2007, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 23,297,477 shares of the Company’s common stock, $.001 par value (“Common Stock”), were issued and outstanding, and there were 320 holders of record of the Company’s Common Stock. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on June 5, 2007. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares which are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. Broker non-votes are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

If the enclosed form of proxy is properly signed and returned or if you submit your proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy voting instruction form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 1, 2 and 3 and AGAINST Proposal 4, and with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. If you vote your proxy by mail, you may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, a notice of revocation or another signed proxy with a later date. If you choose to vote your proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e., over the Internet or by telephone) so long as you retain the proxy card referencing your voter control number. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies, and the Company expects to pay Georgeson approximately $8,500 for its services.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2008 Annual Meeting and to be included in the Company’s proxy statement and form of proxy relating to that meeting must be received no later than February 9, 2008. Any other proposals of stockholders that are intended to be presented by such stockholders at the Company’s 2008 Annual Meeting must be received no later than 90 days prior to the meeting date pursuant to and in accordance with the Company’s bylaws, provided that if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before April 27, 2008.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

On July 23, 1993, the Board of Directors and stockholders of the Company approved the Company’s Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors consisting of two classes of directors, each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 and 1998 by the stockholders to give effect to increases in the number of authorized shares of Common Stock. The Amended and Restated Certificate of Incorporation was amended in 2003 by the stockholders to change the name of the Company to Ultratech, Inc.

The class of directors whose term of office expires at the Annual Meeting currently consists of three directors, all of whom are current directors of the Company. The directors elected to this class will serve for a term of two years, expiring at the 2009 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The names and ages of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of May 15, 2007 are set forth below.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified. The proxies solicited by this Proxy Statement may not be voted for more than three nominees.

Nominees for Term Ending Upon the 2009 Annual Meeting of Stockholders

Dennis R. Raney, 64, has served as a director of the Company since April 2003. Mr. Raney has served as Principal of Liberty-Greenfield, LLP, a company that advises clients on real estate issues that have significant financial or operational consequences to their business, since May 2005. Mr. Raney served as Chief Financial Officer of eONE Global, LP, a company that identifies, develops and operates emerging electronic payment systems and related technologies that address e-commerce challenges, from July 2001 to June 2003. From March 1998 to July 2001, Mr. Raney served as Chief Financial Officer and Executive Vice President of Novell, Inc., a producer of network software. From January 1997 to December 1997, Mr. Raney served as Chief Financial Officer and Executive Vice President of QAD, Inc., a provider of enterprise resource planning software. Mr. Raney has also served as a director of EasyLink Services Corporation, a provider of information exchange services, since March 2003, and has served as chair of the audit committee of EasyLink’s board of directors since June 2004. In addition, since February 2004, Mr. Raney has served as a director of ViewPoint Corporation, a provider of visual application development, content assembly and delivery technology, and as chair of the audit committee of Viewpoint’s board of directors. Mr. Raney has served as a director, and as chair of the audit committee of the board of directors, of Infiniti Solutions, a provider of semiconductor testing, assembly and prototyping services, since July 2004. Mr. Raney served as a director of Equinix, a provider of data center and internet exchange services from April 2003 to June 2005, and served as chair of the audit committee of Equinix’s board of directors during that time. From July 2002 to June 2003, Mr. Raney served as a director of ProBusiness Services, Inc., which was acquired by Automatic Data Processing, Inc. in June 2003. Mr. Raney also served as a director and audit committee member of Redleaf, Inc., a technology operating company that provides services and capital for pre-seed state technology companies, from April 1999 to June 2003. Mr. Raney previously served as a director and audit committee member of W.R. Hambrecht & Company, an investment banking firm, from March 1999 to July 2001 and served as a director and audit committee member of ADAC Laboratories, a company that designs, develops, manufactures, sells and services electronic medical imaging and information systems, from March 1999 to March 2001. Mr. Raney holds a B.S. degree in chemical engineering from the South Dakota School of Mines & Technology and an MBA from the University of Chicago.

Henri Richard, 49, has served as a director of the Company since April 2006. Mr. Richard is Executive Vice President, Chief Sales and Marketing Officer at Advanced Micro Devices, Inc. (“AMD”). His current duties include oversight of the company’s global field sales and support organization, corporate marketing, and go-to-market activities for all AMD customer segments, including commercial, consumer and innovative solutions groups, and the company’s 50x15 digital inclusion initiative. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and was appointed to his current position as an executive officer in February 2004. Prior to joining AMD, Mr. Richard was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies. Before WebGain, he was vice president of Worldwide Sales and Support for IBM’s Technology Group. Mr. Richard has also held senior executive positions with several notable companies in the U.S. and Europe, including tenures as President of the Computer Products Group at Bell Microproducts, Executive Vice President at Karma International, and Vice President at Seagate Technology/Conner Peripherals.

Vincent F. Sollitto, Jr., 59, has served as a director of the Company since July 2000. Since November 2005, Mr. Sollitto has served as Chairman and Chief Executive Officer of Syntax-Brillian Corp., a high definition television developer and manufacturer. From September 2003 to November 2005 when it merged with Syntax Groups Corporation, Mr. Sollitto served as President and Chief Executive Officer, and as a director of Brillian Corp., a high definition television developer and manufacturer. Between February 2003 and August 2003, Mr. Sollitto served as President of Sollitto Associates, a management consulting firm. Mr. Sollitto served as a director and the Chief Executive Officer for Photon Dynamics, a manufacturer of test, repair and inspection equipment for the flat panel display industry, from June 1996 to February 2003. Mr. Sollitto served as acting Chief Financial Officer of Photon Dynamics from March 1998 to July 1998. From July 1993 to February 1996, Mr. Sollitto served as Vice-President and General Manager of Fujitsu Microelectronics, a semiconductor and electronics device company. Mr. Sollitto served as a director, and as a member of the audit and compensation committees of the board of directors, of Irvine Sensors Corporation, a developer of advanced signal processing and image stabilization technologies, from 1997 to 2004. Mr. Sollitto has served as a director, and as a member of the audit committee and chairman of the compensation committees of the board of directors, of Applied Films Corporation, a solutions provider of thin film technology for the flat panel display industry, since July 1999.

Directors Not Up for Election Whose Term Ends Upon the 2008 Annual Meeting of Stockholders

Arthur W. Zafiropoulo, 68, founded the Company in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division (the “Predecessor”) of General Signal Technology Corporation (“General Signal”) and, since March 1993, has served as Chief Executive Officer and Chairman of the Board. Additionally, Mr. Zafiropoulo served as President of the Company from March 1993 to March 1996, from May 1997 until April 1999, and from April 2001 to January 2004. Between September 1990 and March 1993, he was President of the Predecessor. From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal’s Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was later sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which was a unit of General Signal. From July 2001 to July 2002, Mr. Zafiropoulo served as Vice Chairman of SEMI (Semiconductor Equipment and Materials International), an international trade association representing the semiconductor, flat panel display equipment and materials industry. From July 2002 to June 2003, Mr. Zafiropoulo served as Chairman of SEMI; and Mr. Zafiropoulo has been on the board of directors of SEMI since July 1995.

Joel F. Gemunder, 67, has been a director of the Company since October 1997. Mr. Gemunder has been President and a member of the board of directors of Omnicare, Inc., a pharmacy services provider, since 1981, and has been Chief Executive Officer of Omnicare since May 2001. Mr. Gemunder has also served as a member of the board of directors of Chemed Corp., a company operating in the sewer, drain and pipe cleaning, HVAC services and plumbing repair business and the HVAC and appliance repair and maintenance business, since 1977.

Nicholas Konidaris, 62, has served as a director of the Company since July 2000. Mr. Konidaris has served as President and Chief Executive Officer of Electro Scientific Industries, Inc., a global supplier of manufacturing equipment to increase productivity for customers in the semiconductor, passive components and electronic equipment markets, since January 2004. From July 1999 to January 2004, Mr. Konidaris served as President and Chief Executive Officer of Advantest America, Corp., a holding company of Advantest America, Inc., which is a manufacturer of testers and handlers. From February 1997 to July 2000, Mr. Konidaris served as the Chief Executive Officer of Advantest America, Corp. From July 1997 to January 2004, Mr. Konidaris also served as Chairman of the Board, President and Chief Executive Officer of Advantest America, Inc.

Rick Timmins, 55, has served as a director of the Company since August 2000. From January 1996 until April 2007, Mr. Timmins served as Vice-President of Finance for Cisco Systems, Inc. Mr. Timmins has served as a member of the board of directors of Transmeta Corporation, a developer of computing, microprocessing and semiconductor technologies, since May 2003, and is the chairman of the audit committee of Transmeta’s board of directors. Mr. Timmins holds a B.S. degree in accounting and finance from the University of Arizona and an M.B.A. degree from St. Edward’s University.

Board Committees and Meetings

During the fiscal year ended December 31, 2006, the Board of Directors held eight (8) meetings and did not act by unanimous written consent. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Current copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as the Corporate Governance Policies of the Board of Directors can be found on the Company’s website at www.ultratech.com.

During the respective term of his service on the Board and its committees during the past fiscal year, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

Executive Sessions

Executive sessions of non-management directors are generally held four times a year, at the end of a regular meeting of the Board of Directors. The sessions are chaired by the Chair of the Nominating and Corporate Governance Committee.

Communications with the Board

Any stockholder may communicate with the Board of Directors by postal mail. Communications that are intended specifically for non-management directors should be sent to the attention of the Chair of the Nominating and Corporate Governance Committee. Communications that are intended for a specific director should be sent to the attention of that director. Communications should be sent to: Investor Relations, Attn: Board of Directors, c/o Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134. The Company’s Investor Relations department will screen all communications for offensive or otherwise inappropriate messages, including advertisements and other solicitations unrelated to the Company or the activities of the Board of Directors.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

The Company strongly encourages attendance by each incumbent director and each nominee to the Board at its Annual Meetings of Stockholders. Four Board members attended the Company’s 2006 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee currently consists of two (2) directors, Messrs. Gemunder and Sollitto. The Board of Directors has determined that each current member of the Compensation Committee is an “independent director” as that term is defined in Marketplace Rule 4200 of The Nasdaq Stock Market. The Compensation Committee has a written charter, which was adopted by the Board of Directors in January 2003 and amended in February 2004. The Compensation Committee is primarily responsible for approving the Company’s general compensation policies and setting compensation levels for the Company’s executive officers. The Compensation Committee also administers the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”) and the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan. For the 2006 fiscal year, the Compensation Committee was initially comprised of Messrs. Gemunder, Konidaris and Thomas George (who retired from the Board of Directors at the 2006 Annual Meeting). Mr. George left the Compensation Committee in February 2006, and Mr. Sollitto joined the Compensation Committee in March 2006. In April 2006, Mr. Richard became a member of the Compensation Committee and Mr. Konidaris left the Compensation Committee. In the 2006 fiscal year, the Compensation Committee held six (6) meetings and acted by written consent on three (3) occasions. AMD, a company for which Mr. Richard serves as an executive officer, accounted for more than 5% of the Company’s consolidated gross revenues in fiscal 2006. As a result, the Board of Directors determined that, in accordance with Marketplace Rule 4200 of The Nasdaq Stock Market, Mr. Richard is not an independent director, and therefore he no longer serves on the Compensation Committee.

Audit Committee

The Audit Committee currently consists of three (3) directors, Messrs. Konidaris, Raney and Timmins. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, as well as compliance with related legal and regulatory requirements and performance of the Company’s accounting practices and internal controls. For the 2006 fiscal year, the Audit Committee was initially comprised of Messrs. Raney, Sollitto and Timmins. In April 2006, Mr. Sollitto left the Audit Committee and Mr. Konidaris joined the Audit Committee. In the 2006 fiscal year, the Audit Committee held nine (9) meetings during that fiscal year and did not act by unanimous written consent.

The Board of Directors adopted and approved a written charter for the Audit Committee on June 8, 2000. The Audit Committee’s charter was substantially revised on January 28, 2003 and was further amended on February 2, 2004. The Board of Directors has determined that each current member of the Audit Committee is “independent” as that term is defined in Rule 10A-3 under the Securities Exchange Act of 1934 and an “independent director” as that term is defined in Marketplace Rule 4200 of The Nasdaq Stock Market. In addition, the Board of Directors has determined that each of Mr. Raney and Mr. Timmins is an “Audit Committee Financial Expert” as that term is defined by Item 407 of SEC Regulation S-K.

Nominating and Corporate Governance Committee

The Nominating Committee, which was formed in April 2001, and which was changed to the Nominating and Corporate Governance Committee in January 2003, currently consists of two (2) directors, Messrs. Konidaris and Timmins. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Rule 4200 of the listing standings of the National Association of Securities Dealers. For the 2006 fiscal year, the Nominating and Corporate Governance Committee held one (1) meeting during the last fiscal year and did not act by unanimous written consent. In January 2003, the Board of Directors substantially revised the written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends to the Board of Directors the individuals to be nominated to stand for election to the Board by stockholders at each annual meeting and to fill vacancies on the Board, implements the Board’s criteria for selecting new directors, develops and recommends or assesses corporate governance policies of the Company and the Board, and oversees the Board’s annual evaluation.

Consideration of Director Nominees

Stockholder Candidate Recommendations

The Nominating and Corporate Governance Committee will consider candidates for election to the Board recommended by stockholders. In evaluating such candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” The notice of recommendation delivered to the Company must be received within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the relevant Annual Meeting of Stockholders and must set forth as to each proposed nominee who is not an incumbent director (i) all information relating to the individual recommended or nominated that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name(s) and address(es) of the stockholders making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s), (iii) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on any criteria publicly stated to be considered by the Nominating and Corporate Governance Committee in evaluating prospective Board candidates, including those identified below, (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials, and (v) any material interest of the stockholder in the recommendation. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Chair of the Nominating and Corporate Governance Committee, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134.

Director Qualifications

The Board of Directors’ policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals of responsibility to its stockholders, industry leadership, customer success, positive working environment, and integrity in financial reporting and business conduct. The Board and the Nominating and Corporate Governance Committee review from time to time the experience and characteristics appropriate for

Board members and Director candidates in light of the Board’s composition at the time and skills and expertise needed at the Board and committee levels. In addition, the Nominating and Corporate Governance Committee considers whether the candidate:

•	has a reputation for integrity, strong moral character and adherence to high ethical standards;

•	holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	has demonstrated business acumen and experience, and the ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company;

•	has the ability to read and understand basic financial statements and other financial information pertaining to the Company;

•	has a commitment to understand the Company and its business, industry and strategic objectives;

•	has a commitment and the ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, including the number of other company Boards on which the candidate serves and the candidate’s ability to generally fulfill all responsibilities as a director of the Company;

•	is willing to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group;

•	is in good health, and has the ability to serve;

•	for prospective non-employee directors, would be independent under applicable SEC and Nasdaq rules;

•	has any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director; and

•	is willing to accept the nomination to serve as a director of the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee nominates individuals for election as directors at each annual meeting of stockholders and for appointment to fill vacancies on the Board of Directors in consultation with the Company’s Chief Executive Officer. The Committee identifies and evaluates candidates who, based on their biographical information and other information available to the Committee, appear to meet any minimum criteria adopted by the Committee and/or have the specific qualities, skills or experience being sought (based on input from the full Board and the Chief Executive Officer). The Committee operates and chooses nominees or appointees in accordance with its charter.

•	Outside Advisors. The Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Stockholder Suggestions for Potential Nominees. The Committee will consider suggestions of candidates from stockholders properly submitted in accordance with procedures adopted by the Committee, as summarized above.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria adopted by the Committee.

•	Interviews. After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Committee and by the Chief Executive Officer.

•	Board Approval. Upon completion of the above procedures, the Committee shall determine the list of potential candidates to be nominated or appointed to the Board, subject to the approval of the full Board, which shall include approval by a majority of the independent directors. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Committee.

Director Compensation

The following table sets forth certain information regarding the compensation of each non-employee director for service on the Board of Directors during the 2006 fiscal year.

	Fees Earned or Paid	Option
Name	in Cash ($)(1)	Awards ($)(2)	Total ($)
(a)	(b)	(c)	(d)

Joel F. Gemunder	33,000	58,951	91,951
Nicholas Konidaris	36,000	58,951	94,951
Rick Timmins	42,000	58,951	100,951
Dennis R Raney	37,000	63,292	100,292
Henri Richard	16,000	46,022	62,022
Vincent F. Sollito	38,000	58,951	96,951
Thomas D. George(3)	12,000	34,064	46,064

(1)	Consists of the annual retainer and meeting fees for service as members of the Company’s Board of Directors. For further information concerning such fees, see the section below entitled “Director Annual Retainer and Meeting Fees.”

(2)	The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), with respect to the portion of the option awards which vested in that year, including awards which have been granted in earlier years. The reported dollar amount does not take into account any estimated forfeitures related to vesting conditions. Assumptions used in the calculation of this amount are included in footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2007. None of the non-employee directors forfeited any stock options during the 2006 fiscal year. As of December 31, 2006 the following non-employee directors held options to purchase the following number of shares of the Company’s common stock: Mr. Gemunder, 68,000 shares; Mr. Konidaris, 56,000 shares; Mr. Timmins, 56,000 shares; Mr. Raney, 36,000 shares; Mr. Richard, 12,000 shares; Mr. Sollito, 56,000 shares; and Mr. George, 0 shares. Pursuant to the Automatic Option Grant Program of the Company’s 1993 Stock Option/Stock Issuance Plan, Messrs. Gemunder, Konidaris, Timmins, Raney and Sollito each received an option to purchase 8,000 shares of the Company’s common stock with an exercise price per share of $13.51 at the 2006 Annual Meeting, and each such option had a grant date fair value under FAS 123(R) of $54,572. Pursuant to such program, Mr. Richard received an option to purchase 12,000 shares of common stock with an exercise price per share of $21.45 upon his appointment to the Board, and such option had a grant date fair value under FAS 123(R) of $130,725. For further information concerning the grant of options to non-employee directors under the Automatic Option Grant Program of the Company’s 1993 Stock Option/Stock Issuance Plan, see the section below entitled “1993 Stock Option/Stock Issuance Plan”.

(3)	Mr. George retired from the Company’s board of directors on July 18, 2006, the date of the 2006 Annual Meeting of Stockholders.

Director Annual Retainer and Meeting Fees.  During the fiscal year ended December 31, 2006, the cash compensation paid to the non-employee Board members was as follows: (i) an annual retainer fee of $25,000 for the Chairman of the Audit Committee, $24,000 for the Chairman of the Compensation Committee and $20,000 for each of the other non-employee Board members; (ii) a per meeting fee for Audit Committee meetings that do not occur on the same day as regular Board meetings of $2,500; (iii) a per meeting fee for meetings of the other Board committees that do not occur on the same day as regular Board meetings of $1,000; and (iv) a per meeting fee for Board meetings of $1,000. The Company also reimburses each non-employee Board member for expenses incurred in connection with his attendance at such Board and committee meetings.

In January 2007 the Board increased the cash compensation of non-employee Board members for their service on the Board or any Board committee beginning in the 2007 year. The cash compensation to be paid to the non-employee Board members for the 2007 year is as follows: (i) an annual cash retainer fee of $30,000, (ii) an additional cash fee of $10,000 for service as Chairman of the Audit Committee, (iii) an additional cash fee of $7,500 for service as Chairman of any standing Board committee other than the Audit Committee, (iv) a cash fee of $2,000 per Board meeting, (v) a cash fee of $2,000 per standing Board committee meeting (except no fee for a Board committee meeting held on the same day as a Board meeting), and (vi) a cash fee of $1,000 per standing Board committee meeting held on the day before or after a Board meeting at the Company’s headquarters.

1993 Stock Option/Stock Issuance Plan.  Pursuant to the Automatic Option Grant Program currently in effect under the 1993 Plan, each individual who becomes a non-employee Board member automatically is granted, on the date of his or her initial election or appointment to the Board, a non-statutory stock option to purchase 12,000 shares of the Company’s common stock. The option will have an exercise price equal to the fair market value per share of the Company’s common stock on the applicable grant date and a maximum term of ten (10) years measured from such grant date, subject to earlier termination following the optionee’s cessation of Board service. The option will be immediately exercisable for all of the option shares, but any unvested shares purchased upon exercise of the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares will vest as follows: (i) fifty percent (50%) of the shares will vest upon completion of one (1) year of Board service measured from the grant date and (ii) the remaining shares will vest in three (3) successive equal annual installments upon completion of each of the next three (3) years of Board service thereafter. Mr. Richard received his initial 12,000-share option grant under the Automatic Option Grant Program on April 18, 2006 upon his appointment to the Board as a non-employee director. The grant has an exercise price of $21.45 per share, the fair market value per share of the Company’s common stock on the grant date.

Pursuant to the Automatic Option Grant Program currently in effect under the 1993 Plan, on the date of each Annual Meeting of Stockholders, each non-employee Board member who is to continue to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting, and who has served on the Board at least six months receives an automatic option grant for 8,000 shares of the Company’s common stock. Each such option will have an exercise price per share equal to the fair market value per share of the common stock on the grant date and a maximum term of ten (10) years measured from that date, subject to earlier termination following the optionee’s cessation of Board service. The option is immediately exercisable for all the option shares. However, any unvested shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each such 8,000-share grant will vest upon the earlier of (i) the optionee’s completion of one (1) year of Board service measured from the grant date and (ii) the optionee’s continuation in Board service through the day immediately preceding the date of the first Annual Meeting of Stockholders following the grant date. On July 18, 2006, the date of the 2006 Annual Meeting of Stockholders, Messrs. Konidaris, Timmins, Raney, Richard and Sollito each received, as a continuing non-employee director, an option grant under the Automatic Option Grant Program for 8,000 shares of the Company’s common stock with an exercise price of $13.51 per share, the fair market value per share of the common stock on that date.

The shares subject to each outstanding option under the Automatic Option Grant Program will vest immediately upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding common stock, each automatic option grant made prior to January 1, 2006 may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the fair market value per share of the Company’s common stock on the date the option is surrendered to the Company or, if greater, the highest reported price per share of such common stock paid in the tender offer, over (ii) the option exercise price payable per share.

In light of his exceptional services as a non-employee Board member, Mr. Richard was granted a stock option to purchase 8,000 shares of the Company’s common stock on February 5, 2007, with an exercise price per share equal to $11.96, the fair market value of the Company’s common stock on such date. This option grant represents the same number of option shares and vests on the same vesting schedule as the option that Mr. Richard would have received under the Automatic Option Grant Program at the 2006 Annual Meeting, if he had completed six months of Board service prior to the 2006 Annual Meeting date.

If Proposal 3 is approved by the Company’s stockholders at the Annual Meeting, the Automatic Grant Program will be amended, effective as of the Annual Meeting, to provide for the grant to non-employee Board members of restricted stock units instead of stock options, as more fully explained under Proposal 3 below.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during the fiscal year ended December 31, 2006, to serve in the same capacity for the fiscal year ending December 31, 2007, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2006

Audit Fees

Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2006 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, Section 404 review of internal control over financial reporting, and accounting and financial reporting consultation totaled $1,486,262. Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2005 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, Section 404 review of internal control over financial reporting, and accounting and financial reporting consultation totaled $1,011,891.

Audit-Related Fees

There were no audit-related fees billed to the Company by Ernst & Young LLP during the Company’s 2006 and 2005 fiscal years.

Tax Fees

There were no tax fees billed to the Company by Ernst & Young LLP during the Company’s 2006 and 2005 fiscal years.

All Other Fees

Other than as set forth above, there were no other fees billed to the Company by Ernst & Young LLP during the Company’s 2006 and 2005 fiscal years.

Financial Information Systems Design and Implementation Fees

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2006.

All of the 2006 audit fees, audit-related fees and tax fees, and all other fees, were approved by the Audit Committee of the Company’s Board of Directors. The Audit Committee has delegated to Mr. Timmins the ability to approve, on behalf of the Audit Committee and in accordance with Section 10A under the Securities Exchange Act of 1934, services to be performed by the Company’s independent auditors.

The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2007.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 1993
STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s stockholders are being asked to approve an amendment to the automatic option grant program in effect for non-employee Board members under the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). The amendment, which was adopted by the Board on January 30, 2007, will revise the automatic option grant program by substituting a restricted stock unit award for each stock option grant a non-employee Board member would otherwise receive under the terms of the existing automatic stock option grant program. Each restricted stock unit will entitle the non-employee Board member to one share of the Company’s common stock upon the vesting of that unit, and the substitution will be effected at the rate of one restricted stock unit for every 1.6 shares of such common stock which would have been the subject of an automatic option grant made under the existing program. The proposed amendment will first become effective with the grants to be made to the continuing non-employee Board members at the 2007 Annual Meeting, if this Proposal is approved by the stockholders. Except for such changes, no other changes will be made to the terms and provisions of the 1993 Plan pursuant to the amendment.

The proposed amendment will implement a revised equity incentive program for our non-employee Board members which will provide those individuals with a competitive equity compensation package while at the same time reducing the total number of shares issuable under the automatic grant program as a result of the new restricted stock unit feature.

The following is a summary of the principal features of the 1993 Plan, as most recently amended by the Board (i) to revise the automatic grant program for the non-employee Board members and (ii) expand the list of equity restructuring events which may trigger adjustments to the share reserve under the 1993 Plan and the outstanding awards under such plan so as avoid any adverse accounting consequences should those events occur. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company’s executive offices in San Jose, California.

The 1993 Plan became effective on September 29, 1993 in connection with the initial public offering of the Company’s common stock and is designed to provide the Company’s officers and other key employees, the non-employee members of the Board and independent consultants with an opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company’s service. The 1993 Plan serves as the successor to the Company’s 1993 Stock Option Plan and 1993 Stock Issuance Plan (the “Predecessor Plans”), and all outstanding stock options and stock issuances under the Predecessor Plans have been incorporated into the 1993 Plan.

Equity Incentive Programs

The 1993 Plan contains three (3) separate equity incentive programs: (i) the discretionary grant program under which key employees (including officers), non-employee Board members and consultants may be granted options to purchase shares of common stock at an exercise price not less than the fair market value of such shares on the grant date or stock appreciation rights tied to the value of the Company’s common stock, (ii) the stock issuance program under which those individuals may be issued shares of common stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares may be issued through direct purchase of those shares (at fair market value) or as a bonus for past services rendered to the Company, and (iii) the automatic grant program under which each non-employee Board member will receive a series of periodic restricted stock unit awards over his or her period of continued Board service.

As of April 30, 2007, two executive officers, approximately three hundred and eight other employees, approximately ten independent consultants or other advisors, and six non-employee Board members were eligible to participate in the discretionary grant and stock issuance programs. The six non-employee Board members were also eligible to participate in the automatic grant program.

Options granted under the discretionary grant program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options not intended to satisfy such requirements.

Option Transactions

The table below shows, as to each of the Named Executive Officers who appear in the Summary Compensation Table which appears later in this Proxy Statement and the various other indicated individuals and groups, the number of shares of common stock subject to options granted under the 1993 Plan during the period January 1, 2006 through April 30, 2007, together with the weighted average exercise price payable per share.

		Weighted
	Number of	Average
	Option	Exercise Price
Name and Position	Shares	per Share ($)

Arthur W. Zafiropoulo	—	—
Chairman of the Board, President and Chief Executive Officer
Bruce R. Wright	—	—
Senior Vice President, Finance, Secretary, Chief Financial Officer
John E. Denzel	—	—
Former President and Chief Operating Officer
Rick Friedman	—	—
Former Senior Vice President, World-wide Sales and Customer Services
Henri Richard	20,000	$17.65
Director
Thomas D. George	—	—
Director
Vincent F. Sollitto	8,000	$13.51
Director
Joel F. Gemunder	8,000	$13.51
Director
Nicholas Konidaris	8,000	$13.51
Director
Rick Timmins	8,000	$13.51
Director
Dennis Raney	8,000	$13.51
Director
All current executive officers as a group (2 persons)	—	—
All directors (other than executive officers) as a group (6 persons)	60,000	$14.64
All current employees, including current officers who are not executive officers, as a group (30 persons)	140,000	$13.81

Stock Awards

The table below shows, as to each of the Named Executive Officers who appear in the Summary Compensation Table which appears later in this Proxy Statement and the various other indicated individuals and groups, the number of shares of common stock subject to restricted stock units granted under the 1993 Plan during the period January 1, 2006 through April 30, 2007.

Number of
Underlying
Name and Position	Shares

Arthur W. Zafiropoulo	65,000
Chairman of the Board,
President and Chief Executive Officer
Bruce R. Wright	7,500
Senior Vice President,
Finance, Secretary, Chief Financial Officer
John E. Denzel	7,500
Former President and
Chief Operating Officer
Rick Friedman	6,000
Former Senior Vice President,
World-wide Sales and
Customer Services
Henri Richard	—
Director
Thomas D. George	—
Director
Vincent F. Sollitto	—
Director
Joel F. Gemunder	—
Director
Nicholas Konidaris	—
Director
Rick Timmins	—
Director
Dennis Raney	—
Director
All current executive officers as a group (2 persons)	72,500
All directors (other than executive officers) as a group (6 persons)	—
All current employees, including current officers who are not executive officers, as a group (34 persons)	69,000

Share Reserve

The maximum number of shares of common stock available for issuance over the term of the 1993 Plan is currently limited to 10,776,779 shares. As of April 30, 2007, options for 4,360,338 shares and restricted stock units for 152,899 shares were outstanding under the 1993 Plan, 4,681,886 shares have been issued, and 1,581,656 shares were available for future grant.

In October 1998, the Company implemented the Supplemental Stock Option/Stock Issuance Plan (the “Supplemental Plan”), pursuant to which an additional 1,950,000 shares of common stock have been reserved for issuance to employees of the Company, other than those employees who are either executive officers or hold the title of Vice President or General Manager. The provisions of the Supplemental Plan are substantially the same as those in effect under the discretionary grant and stock issuance programs of the 1993 Plan, except that only non-statutory options may be granted under the Supplemental Plan. As of April 30, 2007, options for 993,208 shares were outstanding under the Supplemental Plan, 759,553 shares had actually been issued under the Supplemental Plan, and 197,239 shares remained available for future grant.

In no event may any individual participant in the 1993 Plan be granted stock options, separately exercisable stock appreciation rights, direct stock issuances or other stock based awards (whether in the form of restricted stock units or other share-right awards) for more than 400,000 shares in the aggregate per fiscal year. However, for the fiscal year in which an individual receives his or her initial award under the 1993 Plan, the limit is 600,000 shares.

These limitations, together with the requirement that all stock options under the discretionary grant program have an exercise price per share equal not less than the fair market value per share of our common stock on the grant date, will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the discretionary grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

Should an outstanding option, restricted stock unit award or other stock-based award under the 1993 Plan (including outstanding options under the Predecessor Plans incorporated into the 1993 Plan) expire or terminate for any reason prior to the issuance of the shares of common stock subject to those options or awards, those shares will be available for subsequent issuance under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any exercised stock appreciation rights will reduce on a share-for-share basis the number of shares of common stock available for subsequent issuance under the 1993 Plan.

Should the exercise price of an outstanding option under the 1993 Plan (including any option incorporated from the Predecessor Plans) be paid with shares of the Company’s common stock or should shares of common stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the Plan, then the number of shares of common stock available for issuance under the Plan will be reduced by the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of common stock actually issued to the holder of such option or award.

The fair market value per share of the Company’s common stock on any relevant date under the 1993 Plan will be deemed to be equal to the closing price per share of that common stock on the date in question on the NASDAQ Global Market or any other national securities exchange which may subsequently serve as the primary market for the common stock. The fair market value of the common stock on June 5, 2007 was $12.96 per share on the basis of the last reported sale price on that date on the NASDAQ Global Market.

Discretionary grant Program and Stock Issuance Program

Both the discretionary grant and the stock issuance programs are administered by the Compensation Committee of the Board, which currently consists of two (2) non-employee Board members. The Compensation Committee acting in its capacity as the plan administrator will have complete discretion to determine which eligible individuals are to receive option grants, stock appreciation rights, stock issuances or other stock-based awards, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the award and the maximum term for which any granted option is to remain outstanding.

The exercise price per share for each stock option granted under the discretionary grant program. will not be less than the fair market value of the common stock on the grant or issue date. No granted option will have a maximum term in excess of ten (10) years. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the plan administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

No optionee or holder of a stock appreciation right will have any stockholder rights with respect to the shares underlying the option or stock appreciation right until the award is exercised and (with respect to an option) the exercise price is paid for the purchased shares. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option exercise price may also, to the extent permissible under applicable law and Company policy, be paid through a same-day sale program pursuant to which there will be an immediate sale of the shares purchased under the option and a portion of the sale proceeds available on the settlement date will be paid over to the Company to cover the exercise price for the purchased shares plus all applicable withholding taxes.

Should the optionee cease to remain in the Company’s service while holding one or more options granted under the discretionary grant program, then the optionee will in general have no more than three (3) months after such cessation of service in which to exercise such outstanding options. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only for the number of shares of common stock in which the optionee is vested at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of those options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Shares may be issued under the stock issuance program as either a fully vested bonus for past services or subject to a vesting schedule tied to the participant’s period of future service or the Company’s attainment of designated performance goals. Any unvested shares issued under the program will be subject to repurchase by the Company, at the issue price paid per share, upon the participant’s cessation of service prior to vesting in the shares. However, the plan administrator will have the discretionary authority to accelerate the vesting of any unvested shares, in whole or in part, at any time. Shares of common stock may also be issued under the stock issuance program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified service requirements, or upon the expiration of a designated time period following the vesting of those awards or units. Individuals holding shares of common stock issued under the stock issuance program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

In the event of a change in control, each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option or stock appreciation right (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for that option or stock appreciation right. The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will become exercisable for all the shares subject to the option or stock appreciation right in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. Restricted stock units awarded under the 1993 Plan may also be structured so that the underlying shares of the Company’s common stock will vest and become issuable on an accelerated basis upon similar terms and conditions.

The plan administrator will have the discretion to structure one or more option grants under the discretionary grant program so that those options will immediately vest upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure restricted stock units under the stock issuance program so that the underlying shares of the Company’s common stock will vest and become issuable on an accelerated basis upon a change in control.

A change in control will be deemed to occur in the event (i) the Company is acquired by merger or asset sale, (ii) there is a change in the majority of the Board effected through one or more contested elections for Board membership or (iii) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Immediately after the consummation of the change in control event, all outstanding options under the discretionary grant program will terminate and cease to remain outstanding, except to the extent assumed by the successor corporation (or its parent company) or otherwise continued in effect.

The acceleration of options in the event of a change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

The plan administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the discretionary grant program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

The plan administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the discretionary grant program (including options incorporated from the Predecessor Plans) which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the market price of the common stock at the time of the new grant.

Automatic Grant Program

The terms and conditions governing the restricted stock unit grants that may be made under the automatic option grant program are summarized below. All grants under the automatic grant program will be made in strict compliance with the express provisions of such program. Stockholder approval of this Proposal will also constitute pre-approval of each restricted stock unit award granted on or after the date of the Annual Meeting pursuant to the provisions of the automatic grant program summarized below. Each restricted stock unit awarded under the program will entitle the non-employee Board member to one share of common stock on the date that unit vests.

Pursuant to the automatic grant program, each individual first elected or appointed to the Board as a non-employee director will receive a one-time automatic grant of restricted stock units covering 7,500 shares of the Company’s common stock at the time of his or her initial election or appointment to the Board, provided such individual has not previously been in the Company’s employ. On the date of each Annual Meeting of Stockholders, each non-employee Board member who is continuing to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will automatically receive an award of restricted stock units covering 5,000 shares of the Company’s common stock. There is no limit on the number of such 5,000-share annual restricted stock unit awards any one individual may receive over his or her period of continued Board service, but no individual will receive a 5,000-share restricted stock unit award for a particular year under the automatic grant program if he or she has received his or her initial restricted stock unit award under the automatic grant program within the immediately preceding six (6) months.

Each restricted stock unit award granted under the automatic grant program will be subject to the following terms and conditions:

•	The shares subject to each 7,500-share initial restricted stock unit award will vest as follows: (i) fifty percent (50%) of the shares will vest upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares will vest in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each 5,000-share annual restricted stock unit award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or the (ii) the director’s continuation in Board service through the day immediately prior to the Annual Stockholders Meeting immediately following the Annual Stockholders Meeting at which the restricted stock unit award was made.

•	Should the director die or become permanently disabled while serving as a Board member, then the shares of common stock at the time subject to each restricted stock unit award made to that individual under the automatic grant program will immediately vest.

•	The shares of common stock at the time subject to each outstanding restricted stock unit award under the automatic grant program will immediately vest in the event of a change in control (as such term is defined above) or upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

•	The shares which vest under each restricted stock unit award will be issued at the time of vesting or as soon as administratively practicable thereafter, but in no event later than the later of the close of the calendar year in which the vesting date occurs or the fifteenth day of the third calendar month following such vesting date. However, one or more awards may be structured so that the issuance of the shares which vest under those awards will be deferred until the director ceases Board service or the occurrence of any earlier event such as a change in control or a designated date.

•	Should any dividend or other distribution payable other than in shares of our common stock be declared and paid on our outstanding common stock while an initial or annual restricted stock unit award is outstanding under the automatic grant program, then a special book account shall be established for the non-employee director holding the award and credited with a dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the restricted stock unit award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to such dividend equivalents will be distributed to the non-employee director concurrently with the issuance of the vested shares to which those dividend equivalents relate.

Prior to the amendment to the automatic grant program which is the subject of this Proposal, stock options were granted to the non-employee Board members. Initial and annual grants were for 12,000 and 8,000 shares of the Company’s common stock, respectively, and each had an exercise price per share equal to the fair market value of the Company’s common stock on the grant date. The options vested in the same manner as the 7,500 and 5,000 share restricted stock unit awards under the revised program and had a maximum term of ten (10) years.

General Plan Information

The plan administrator may provide one or more holders of non-statutory options or other stock-based awards with the right to have the Company withhold a portion of the shares of common stock otherwise issuable upon the exercise of those options or the issuance or vesting of those awards in order to satisfy the Federal, state and local income and employment withholding taxes to which such individuals may become subject in connection with the option exercise or the issuance or vesting of such awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class effected without our receipt of consideration or should the value of the outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options or other stock-based awards in any fiscal calendar year, (iii) the number and/or class of securities for which restricted stock unit awards will subsequently be made under the automatic grant program to each newly-elected or continuing non-employee Board member, (iv) the number and/or class of securities and price per share in effect under each outstanding option or stock appreciation right, (v) the number and/or class of shares subject to each outstanding restricted stock unit or other stock-based award and the cash consideration (if any) payable per share and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into the 1993 Plan from the Predecessor Plans.

Awards under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

The Board may amend or modify the provisions of the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate no later than February 28, 2011.

Outstanding Grants and Issuances under Predecessor Plans

All options grants and direct share issuances that were outstanding under the Predecessor Plans on the September 29, 1993 effective date of the 1993 Plan have been transferred to the 1993 Plan. However, each option and direct share issuance so transferred continues to be governed solely by the terms of the documents evidencing that option or share issuance, and no provision of the 1993 Plan will affect or otherwise modify the rights or obligations of the holders of those transferred options or share issuances with respect to their acquisition of shares of common stock. However, the plan administrator will have complete discretion to extend the vesting acceleration provisions of the 1993 Plan applicable to a change in control event to one or more of the transferred options or unvested stock issuances under the Predecessor Plans which do not otherwise contain such acceleration provisions.

Federal Tax Consequences

Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Stock Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

(a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee’s termination of service prior to vesting in shares, then the optionee will not recognize any taxable income at time of exercise but will have to report as ordinary income, as the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company’s repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

(b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company’s repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

Direct Stock Issuance.  The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units.  No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation.  The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices not less than the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

Pursuant to the accounting standards established by SFAS 123R the Company is required to recognize all share-based payments, including grants of stock options, restricted stock units and stock issuances, in our financial statements. Accordingly, stock options that are granted to our employees and non-employee directors are valued at fair value as of the grant date under an appropriate valuation formula, and that value is charged as stock-based compensation expense against our reported GAAP earnings over the designated service period. For shares issuable upon the vesting of restricted stock units awarded under the 1993 Plan, we are required to expense over the service period compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time (less any cash consideration paid for those shares) will be charged to our reported earnings ratably over the applicable service period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, such charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

New Plan Benefits

If this Proposal is approved by the stockholders, then each of the continuing non-employee Board members listed below will receive at the Annual Meeting an automatic restricted stock unit award covering 5,000 shares of common stock: Messrs. Raney, Richard, Gemunder, Konidaris, Sollitto and Timmins.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1993 Plan as described in this Proposal. The affirmative vote of the holders of a majority of the common stock present or represented at the Annual Meeting and entitled to vote on this Proposal is required for approval of this amendment. If the stockholders do not approve the proposal, then the revisions to the automatic option grant program will not be implemented, and the automatic option grant program for the non-employee Board members will continue in effect in accordance with the provisions of that program prior to the January 30, 2007 revisions. Accordingly, each of the continuing non-employee Board members would receive an option grant for 8,000 shares of the Company’s common stock at the Annual Meeting with an exercise price equal to the fair market value of the common stock on such date. In addition, the 1993 Plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1993 Plan until the available reserve of common stock as last approved by the stockholders has been issued or until the February 28, 2011 expiration date of such plan.

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING CLASSIFICATION
OF THE BOARD OF DIRECTORS

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System (together, the “Systems”), which are the beneficial owners of an aggregate of a reported 111,227 shares of the Company’s Common Stock with an address of 1 Centre Street Room 736, New York, NY 10007-2341, has notified the Company that the Systems intend to present the following proposal at the Annual Meeting:

BE IT RESOLVED, that the stockholders of Ultratech, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system subsequently expires.

Supporting Statement of the Systems

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for two-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-half of the Board of Directors is elected annually (currently the Company has seven directors, four of whom are elected one year and three the next), we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Ultratech’s Statement in Opposition to Proposal Four

The Board of Directors has carefully considered the foregoing proposal. As provided in the Company’s Certificate of Incorporation, the Company has two classes of directors, with members of each class elected to two-year terms. The classes are staggered, such that stockholders vote on one class of directors each year. The Company has had this structure continuously since it went public in 1993, which was approved by the Company’s stockholders. The Board of Directors believes that the classified board structure continues to promote the best interests of the Company’s stockholders while providing appropriate accountability to stockholders.

The Company’s classified board structure is designed to promote continuity and stability of leadership. Electing directors to staggered two-year terms helps ensure that the Board will have directors with prior experience with, and knowledge of, the Company’s business and strategy. Directors who have experience with the Company and knowledge of its business and strategic plans are a valuable resource and, in our view, are well-positioned to make fundamental decisions in the best interests of the Company and its stockholders. Further, the Board of Directors believes that a longer term enhances the independence of non-employee directors by reducing pressure to act too quickly or in an uninformed manner and properly focusing directors on long-term and sustainable growth, profitability and stockholder value. The Board of Directors believes that this knowledge, continuity and stability facilitates the Company’s ability to maximize stockholder value and that the risk of losing all directors in a single year could result in significant harm to the Company and its stockholders.

The Board of Directors further believes that the benefits of the current classified board structure do not come at the cost of directors’ accountability to stockholders. The Company’s directors are required to uphold their fiduciary duty to the Company and its stockholders, regardless of the length of their term of service. In addition, unlike many companies with classified boards, the Company’s board has only two classes (as opposed to three classes), which means that roughly half the directors (depending on the size of the board) are presented to stockholders for election each year and each director is presented at least every two years. Further, five of the seven members of the board of directors are independent directors. In the view of the Board of Directors, these factors ensure that directors remain accountable to the stockholders.

The Board of Directors also observes that a large number of well-respected companies have classified boards, including many companies in the S&P 500.

Having a classified board structure also operates to give the Board of Directors adequate time to consider an acquisition offer, explore alternatives and negotiate the best price for all of the Company’s stockholders, while reducing the risk that a third party could quickly take control of the Company’s business and assets without paying fair value. The Board of Directors believes that having a classified board strongly encourages a person or persons seeking to obtain control of the Company to negotiate mutually agreeable terms with the Board of Directors. The classified Board structure provides the Board of Directors with greater leverage to evaluate the adequacy and fairness of any takeover proposal, to negotiate on behalf of all stockholders and to consider alternative methods of maximizing stockholder value. The Company’s classified board structure and the leverage it creates takes on additional importance in light of the recent expiration of the Company’s shareholder rights plan. It is important to note, however, that although the Company’s classified board can enhance the leverage of the Board of Directors in seeking a course of action in the best interests of the stockholders, the classified board would not preclude a person from ultimately taking control of the Company.

Stockholders should be aware that approval of this proposal is not binding on the Company or the Board of Directors, and it would not eliminate the Company’s classified board structure. In the event the Company’s stockholders approve this proposal, further action by the Board of Directors and subsequently the stockholders would be required to amend the Company’s Certificate of Incorporation to declassify the Board of Directors. Any such amendment would need to be approved by the Board of Directors and presented at a subsequent meeting of stockholders for their approval. While the Board of Directors would duly reconsider the merits of declassifying the board in light of an approval of this proposal by the stockholders, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interests of the Company and all its stockholders.

The Board of Directors has always taken and will always take the views of its stockholders seriously and, with the assistance of outside legal counsel, carefully considered this proposal and the arguments both in favor of and in opposition to classified boards of directors and the particular circumstances of the Company. Following extensive review and deliberation, the Board of Directors concluded that the Company’s classified board structure continues to promote the best interests of the Company’s stockholders.

In addition, the Board of Directors notes that the notice of this proposal was not properly submitted under the Company’s bylaws. Nevertheless, the Company has agreed to allow the proposal to be presented and voted upon at the Annual Meeting.

Recommendation of the Board of Directors

For all of the foregoing reasons, the Board of Directors unanimously recommends that you vote AGAINST this proposal. Proxies received by the Company will be voted against this proposal unless the stockholder otherwise specifies in the proxy.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2007 (unless otherwise stated in the footnotes) by (i) all persons known to the Company who are or who may be deemed beneficial owners of five percent (5%) or more of the Company’s Common Stock based solely on a review of Form 4, Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission since January 1, 2006, (ii) each director of the Company, (iii) the named executive officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Ultratech, Inc., 3050 Zanker Road, San Jose, CA, 95134. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes to the table or for shares of common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, to the Company’s knowledge none of the shares reported as beneficially owned are currently pledged as securities for any outstanding loan or indebtedness. In some instances the beneficially owned shares include unvested shares subject to currently exercisable options. If unvested shares are in fact purchased under those options, the Company will have the right to repurchase those shares at the exercise price paid per share should the optionee’s service terminate prior to vesting in those shares.

	Shares of	Percentage of
	Common Stock	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Owned(1)

Thales Fund Management, LLC(2)	3,526,751	15.17%
Marek T. Fludzinski
Temujin Holdings, Ltd.
140 Broadway, 45th Floor New York, New York 10005
Tocqueville Asset Management, LP(3)	2,270,880	9.77%
40 West 57th Street, 19th Floor New York, New York 10019
Wells Fargo & Company(4)	1,581,174	6.80%
Wells Capital Management Incorporated
Wells Fargo Funds Management, LLC
Lowry Hill Investmnet Advisors, Inc.
420 Montgomery Street San Francisco, California 94104
Schroder Investment Management of North America Inc.(5)	1,389,800	5.98%
Schroder Investment Management Ltd.
875 Third Avenue, 22nd Floor New York, New York 10022
Barclays Global Investors, NA(6)	1,280,565	5.51%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
45 Fremont Street San Francisco, California 94105
David J. Greene and Company, LLC(7)	1,266,914	5.45%
599 Lexington Avenue New York, New York 10022

	Shares of	Percentage of
	Common Stock	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Owned(1)

Arthur W. Zafiropoulo(8)	2,310,417	9.57%
Bruce R. Wright(9)	671,211	2.81%
John E. Denzel(10)	381,630	1.62%
Rick Friedman(11)	275,000	1.17%
Joel Gemunder(12)	69,000	*
Rick Timmins(13)	68,500	*
Vincent F. Sollitto(14)	56,000	*
Nicholas Konidaris(15)	56,000	*
Dennis Raney(16)	38,000	*
Henri Richard(17)	20,000	*
All current directors and executive officers as a group (8 persons)(18)	3,289,128	13.13%

*	Less than one percent of the outstanding Common Stock.

(1)	Percentage of ownership is based on 23,251,782 shares of Common Stock issued and outstanding on March 31, 2007. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2007, including, but not limited to, through the exercise of options or pursuant to outstanding restricted stock units; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.

(2)	Thales Fund Management, LLC, Marek T. Fludzinski (a principal of Thales Fund Management, LLC) and Temujin Holdings, Ltd. information is based on the Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission by Thales Fund Management, LLC and Marek T. Fludzinski on January 11, 2007 and March 13, 2007, and the Form 4 filed with the Securities and Exchange Commission on March 19, 2007 by Temujin Holdings, Ltd., for which Thales Fund Management, LLC serves as investment manager.

(3)	Tocqueville Asset Management, L.P. information based on its Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

(4)	Information regarding Wells Fargo & Company, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Lowry Hill Investment Advisors, Inc. is based on their Schedule 13G filed with the Securities and Exchange Commission on February 20, 2007.

(5)	Information regarding Schroder Investment Management North America Inc. and Schroder Investment Management Ltd. is based on their Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

(6)	Information regarding Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. is based on their Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007.

(7)	Information regarding David J. Greene and Company, LLC is based on its Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007.

(8)	Includes 1,320,109 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo. Includes 890,308 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007. Also includes 100,000 shares held in the name of the Zafiropoulo Family Foundation.

(9)	Includes 59,711 shares held in the name of the Bruce Wright & Kathryn Wright Living Trust UA dated 1/3/96. Includes 611,500 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(10)	Includes 377,500 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(11)	Includes 275,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(12)	Includes of 68,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(13)	Consists of 56,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(14)	Consists of 56,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(15)	Consists of 56,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(16)	Includes 36,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(17)	Consists of 20,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

(18)	Includes 1,793,808 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 31, 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options assumed by the Company in connection with its acquisitions of other companies, and there are no assumed plans under which options can currently be granted.

	A		B	C
				Number of Securities
				Remaining Available for
	Number of Securities to			Future Issuance Under
	be Issued Upon Exercise		Weighted Average	Equity Compensation
	of Outstanding Options,		Exercise Price of	Plans (Excluding
	Restricted Stock Units		Outstanding	Securities Reflected in
Plan Category	and Other Rights(3)		Options(4)	Column A)(5)

Equity Compensation Plans Approved by Stockholders(1)	5,124,522	(3)	$18.13	1,032,471
Equity Compensation Plans Not Approved by Stockholders(2)	1,127,989		$15.69	73,418

Total	6,252,511		$17.68	1,105,889

(1)	Consists solely of the Company’s 1993 Stock Option/Stock Issuance Plan.

(2)	Consists solely of the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan.

(3)	Includes 144,875 shares subject to restricted stock units that will entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service with the Company.

(4)	Calculated without taking into account the 144,875 shares of common stock subject to outstanding restricted stock units that will become issuable following the vesting of those units, without any cash consideration or other payment required for those shares.

(5)	As of December 31, 2006, 1,032,471 shares of common stock were available for issuance under the 1993 Stock Option/Stock Issuance Plan. Those shares may be issued upon the exercise of stock options or stock appreciation rights granted under such plan, or those shares may be issued under the stock issuance program in effect under such plan through direct stock bonuses or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

The Supplemental Stock Option/Stock Issuance Plan

The Supplemental Stock Option/Stock Issuance Plan (the “Supplemental Plan”) was implemented by the Board in October 1998 as a non-stockholder approved plan under which option grants or direct stock issuances may be made to employees who at the time of the grant are neither executive officers or Board members nor hold the title of Vice President or General Manager. The Board has authorized 1,950,000 shares of Common Stock for issuance under the Supplemental Plan. All option grants must have an exercise price per share not less than the fair market value per share of the Common Stock on the grant date, and all direct issuances of Common Stock under the Supplemental Plan must have an issue price not less than the fair market value of the shares at the time of issuance. Options will have a maximum term not in excess of ten years and will terminate earlier within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary company). Each granted option will vest in one or more installments over the optionee’s period of service with the Company. However, the options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. Direct stock issuances may be made with similar vesting conditions. All options granted under the Supplemental Plan will be non-statutory stock options under the Federal tax laws. As of December 31, 2006, options covering 1,127,989 shares of Common Stock were outstanding under the Supplemental Plan, 73,418 shares remained available for future grants, and options covering 748,593 had been exercised.

Share issuances under the 1993 Stock Option/Stock Issuance Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the Supplemental Plan, and share issuances under the Supplemental Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1993 Stock Option/Stock Issuance Plan.

Compensation Discussion and Analysis

Introduction.  It is our intent in this Compensation Discussion and Analysis to inform our stockholders of the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze each element of the compensation provided our chief executive officer, our chief financial officer and the other executive officers named in the Summary Compensation Table which follows this discussion. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee of our Board of Directors administers the compensation programs for our executive officers with this competitive environment in mind. However, we believe that the compensation paid to our executive officers should also be substantially dependent on our financial performance and the value created for our stockholders. For this reason, the Compensation Committee also utilizes our compensation programs to provide meaningful incentives for the attainment of our short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Compensation Policy for Executive Officers.  We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,

•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and

•	ensure that total compensation levels are reflective of our financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) a cash bonus tied to our attainment of pre-established financial objectives, and (iii) long-term, stock-based incentive awards, in the form of stock options and restricted stock unit awards, designed to align and strengthen the mutuality of interests between our executive officers and our stockholders. In determining the appropriate level for each element of such compensation, the Compensation Committee has consistently followed the practice of setting the compensation levels for our executive officers, other than Mr. Zafiropoulo, at or above the 50th percentile of the relevant market data, and for Mr. Zafiropoulo, at or above the 75th percentile of the relevant market data. In determining the appropriate level of each component of compensation for an executive officer, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and the executive’s level of individual performance and potential to contribute to the Company’s future growth. Accordingly, an executive officer’s actual compensation may be higher or lower than the 50th percentile (75th percentile for Mr. Zafiropoulo) for his or her position depending on Company performance and operating results and his or her individual performance. Consistent with our philosophy of emphasizing pay for performance, the total cash compensation packages are designed to pay above the target when the Company exceeds its goals and below the target when the Company does not.

Comparative Framework.  For purposes of measuring the competitive levels of the various elements of our executive officer compensation package, the Compensation Committee historically has engaged Compensation Strategies, a compensation consulting firm, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. The Compensation Committee uses such data to conduct periodic reviews of compensation levels among comparable companies in the high-tech and precision manufacturing industries. However, such comparative reviews are not conducted every year, and based on Compensation Strategies’ assessment that comparable companies were typically maintaining salary increases at 2005 levels, that bonus targets were steady and that long-term incentives were in a period of fluctuation due to the implementation of FAS 123R, no comparative review was undertaken in 2006. The companies which have historically comprised the comparative peer group are as follows:

Advanced Energy Industries Inc Applied Materials Asyst Technologies Inc ATMI Inc Axcelis Technologies Inc Brooks Automation Inc Coherent Inc Cymer Inc Gerber Scientific Inc V GSI Group	KLA-Tencor Corp
Kulicke & Soffa Industries Inc
Lam Research Corp
Mattson Technology Inc
MKS Instruments Inc
Novellus Systems Inc
Roper Industries Inc
Varian Semiconductor Equipment Associates Inc
Veeco Instruments

It is our objective to target the various elements of the compensation package provided each of our executive officers, other than Mr. Zafiropoulo, at the following percentiles when compared to the peer group data:

Base Salary	50th Percentile
Total Cash Compensation	50th Percentile
Total Direct Compensation	55th to 65th Percentile

It is our objective to target the various elements of the compensation package provided to Mr. Zafiropoulo at a point between the following percentiles when compared to the peer group data:

Base Salary	75th to 90th Percentile
Total Cash Compensation	75th to 90th Percentile
Total Direct Compensation	75th to 90th Percentile

Elements of Compensation.  Each of the three major elements comprising the compensation package for executive officers (salary, bonus and equity) is designed to achieve one or more of our overall objectives in fashioning a competitive level of compensation, tying compensation to the attainment of one or more of our strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to our financial success as measured in terms of our stock price performance. The manner in which the Compensation Committee has so structured each element of compensation may be explained as follows.

Salary.  The Compensation Committee reviews the base salary level of each executive officer in January each year, with any salary adjustments for the year generally to be made retroactive to January 1 of that year. The base salary for each executive officer named in the Summary Compensation Table is determined on the basis of his or her level of responsibility and experience. However, in light of the Company’s fiscal year 2005 financial results, the Compensation Committee decided for the 2006 fiscal year to maintain the base salary of each executive officer at the level established for the 2005 fiscal year, representing the second consecutive fiscal year in which the executive officers did not receive an increase in their level of base salary.

For the 2006 fiscal year, the annual rate of base salary for our executive officer group ranged from a high of $555,000 to a low of $266,863.

Incentive Compensation.  In January 2006 the Compensation Committee approved the Long-Term Incentive Compensation Plan designed to advance our pay-for-performance policy by focusing the attention of our executive officers on the attainment of key objectives over one or more years. In 2006 the plan provided our executive officers with a direct financial incentive in the form of a bonus award to be paid in cash and tied to our achievement of aggressive pre-established operational goals for the 2006 year. Half of the actual bonus amount was to be paid to each participant following the close of the 2006 fiscal year, provided the participant continued in the company’s employ through such date or is otherwise eligible for such portion by reason of his or her retirement at or after age 65. The other half was to be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the company over an additional three-year period. The deferred portion was to be paid as it vested and earn interest at a designated rate until paid. The plan provided for pro-ration of the non-deferred portion of the bonus in the event the participant’s employment should terminate under certain defined circumstances during the performance period. The deferred portion of the bonus was to immediately vest and become payable in the event the participant’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts under the plan may also occur in the event of certain changes in control or ownership of the company.

The operational goals were tied to the following measures of our financial performance for the 2006 fiscal year, weighted as indicated: revenue (50% weighting) and earnings per share (50% weighting). For each executive officer, bonus opportunities for the revenue and earnings per share goals were established at threshold, target, above-target tier-I and above-target tier II levels of attainment, with the aggregate dollar amount of such bonuses not to exceed $4,908,300 for the 2006 fiscal year. No bonuses were to be paid under the plan unless those operational goals were each attained at not less than threshold level. At the time the goals were set in January 2006, we believed that the goals, though aggressive in light of prior fiscal year goals, were attainable at the established target levels, but substantial uncertainty nevertheless existed as to the actual attainment of the goals at any of the established levels. Because the performance goals were aggressive, the bonus opportunity originally set for each executive officer at target level was between 90 percent and 150 percent of his base salary for the 2006 fiscal year, representing significantly higher percentages than have been set in past years. However, on March 14, 2006, the Compensation Committee reduced by 15% the dollar amount of the various bonus potentials previously approved for the executive officers for each level of attained company performance, and reduced the target earnings per share to reflect certain adjustments the Compensation Committee had intended to include at the time the target was set, but which were not actually included in the bonus plan document.

For the purposes of determining whether the revenue and earnings per share objectives were met for the 2006 fiscal year, the Compensation Committee used the numbers we reported for financial statement purposes in accordance with generally accepted accounting principles in the United States (“GAAP”).

In January 2007, the Compensation Committee determined that our financial performance for the 2006 year was below the threshold level for the revenue and earnings per share goals. As a result, no incentive bonuses were awarded under the plan.

Long-Term Incentives.  We have structured our long-term incentive program for executive officers in the form of equity awards under our 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). For many years stock option grants were the sole form of our equity awards. Currently, we use stock option grants in combination with other forms of equity awards available under the 1993 Plan to provide long-term incentives to our executive officers.

Generally, the Compensation Committee approves equity awards each year in the first quarter of the fiscal year in connection with the annual review of the performance of our executive officers. In January 2007, the Compensation Committee approved a general policy to grant equity awards at a regularly scheduled meeting of the Compensation Committee, with such awards to be effective at the close of the second full trading day following the release of the Company’s earnings for the previous quarter and an exercise price equal to the closing price on the effective date.

In December 2005, the Compensation Committee decided to accelerate the 2006 fiscal year option grants by making those grants in December 2005, before the Company became subject to the new stock-based compensation accounting rules under Statement of Financial Accounting Standards No. 123 (revised 2004) “FAS 123(R)”. By granting fully vested options at the end of the 2005 fiscal year with restrictions on the sale of the shares purchased under those options, the Company was able to avoid having to expense those options on its financial statements and thereby avoid impacting its reported earnings in the future. However, those options contain restrictions on the sale of the underlying shares which preclude the optionees from selling any shares acquired under those options and realizing any option gain until the sale restrictions lapse over periods ranging as long as two years.

Each stock option grant is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the closing selling price on the grant date) over a specified period, usually ten years. Other than the fully-vested options granted in December 2005, options granted in past years generally vest and become exercisable in a series of installments over a fifty month service period, contingent upon the officer’s continued employment with the company. Accordingly, each option will provide a return to the executive officer only to the extent he remains employed with us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option.

In January 2006, the Compensation Committee began to award restricted stock units (“RSUs”) as part of our long-term incentive program. We believe that RSUs are a valuable addition to our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to have a more direct correlation between the FAS 123(R) compensation expense we must take for financial accounting purposes and the actual value delivered to our executive officers and other employees, and the fact that the incentive effects of RSUs are less subject to market volatility than stock options. Each RSU entitles the recipient to one share of our common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other consideration. The units will vest in a series of three successive equal annual installments over the executive officer’s period of continued employment, subject to accelerated vesting in the event the officer’s employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period (or, if earlier, upon the occurrence of any of the accelerated vesting events), subject to the Company’s collection of the applicable withholding taxes.

As part of the introduction of the RSU program, the Compensation Committee established certain guidelines as to the number of shares of the Company’s common stock for which long-term equity compensation awards are to be made to the executive officers in the future, but has the flexibility to make adjustments to those guidelines at its discretion. The current guidelines provide for the grant of equity awards in the form of combined stock option and RSU grants that involve fewer shares of common stock than in earlier years due to the inclusion of the RSU component.

The equity awards made during the 2006 fiscal year to our chief executive officer and the other executive officers named in the Summary Compensation Table are set forth in that table and the accompanying Grants of Plan-Based Awards table. In determining the total number of shares to award each executive officer in the combined form of stock options and RSUs, the Compensation Committee’s objective historically has been to bring the total direct compensation (salary, bonus and equity) of each executive officer other than Mr. Zafiropoulo to a point between the 55th and the 65th percentile of the peer group, and to bring the total direct compensation of Mr. Zafiropoulo to a point between the 75th and the 90th percentile of the peer group. For such purpose, RSUs were valued at the closing selling price of the underlying shares of common stock on the award date and option awards were valued on the basis of their grant date fair value as disclosed in the annual report on Form 10-K for the most recently completed fiscal year of each company in the peer group.

The Compensation Committee believes that the new long-term incentive program involving a combination of RSUs and stock options will provide our executive officers and other employees with a competitive and more balanced equity compensation package, while at the same time reducing the total number of shares of our common stock issuable under those stock-based awards. This is particularly important for us, since the total direct compensation of our executive officers is weighted to the equity award component.

Market Timing of Equity Awards.  The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. Except as mentioned above for the December 2005 option grants, the awards for existing executive officers and employees are made in connection with the annual review process which generally occurs in the first quarter each year. Equity awards for new hires are typically made at the next scheduled Compensation Committee meeting following the employee’s hire date. It is our intent that all stock option grants have an exercise price per share equal to the fair market value per share on the grant date.

Officer Employment Agreements.

The Company has entered into Employment Agreements with Mr. Zafiropoulo and Mr. Wright. A summary of the material terms of those employment agreements, together with a quantification of the benefits available under the agreements, may be found below in the section entitled “Executive Compensation and Other Information — Employment Contracts, Termination of Employment and Change in Control Arrangements.”

During the 2006 fiscal year, the Compensation Committee addressed on several occasions the provision of lifetime retiree health (medical and dental) coverage to Mr. Wright and his spouse and finally decided to provide such coverage in the event Mr. Wright’s employment with the Company occurs (i) by reason of his retirement after attainment of age 62 and completion of at least 10 years of service with the Company or in connection with a change of control of the Company. The Compensation Committee believes that the retiree health care package for Mr. Wright and his spouse is fair and reasonable when we consider the years of service of Mr. Wright and the level of dedication and commitment that he has rendered to us over that period, the contributions he has made to our growth and financial success, and the value we expect to receive from retaining his services prior to his retirement.

On January 30, 2006, the Company entered into an employment agreement with Mr. Rick Friedman, then the Company’s Senior Vice President, World-wide Sales. In connection with the termination of Mr. Friedman’s employment with the Company on January 14, 2007, the Company entered into a Separation and General Release Agreement and an amendment to his January 30, 2006 employment agreement (collectively, the “Separation Agreement”). Pursuant to the Separation Agreement, upon his execution of a general release in favor of the Company, Mr. Friedman became entitled to receive the severance benefits that he was entitled to receive under the January 30, 2006 employment agreement. Accordingly, Mr. Friedman became entitled to receive the following benefits: (i) 12 months of continued base salary, (ii) accelerated vesting of twenty-five percent of each outstanding equity award granted to him, (iii) an extension of the time to exercise his vested stock options of up to one year and 90 days following the termination of his employment and (iv) reimbursement of COBRA costs for continued medical coverage for up to 18 months.

On November 24, 2003, the Company entered into an employment agreement with Mr. John Denzel, then the Company’s President and Chief Operating Officer. In connection with the termination of Mr. Denzel’s employment with the Company on November 3, 2006, the Company entered into a Separation and General Release Agreement and an Amended and Restated Employment Agreement with Mr. Denzel (collectively, the “Denzel Separation Agreement”). Pursuant to the Denzel Separation Agreement, upon his execution of a general release in favor of the Company, Mr. Denzel became entitled to receive the severance benefits that he was entitled to receive under the November 24, 2003 employment agreement, plus an additional benefit in the form of the accelerated vesting of twenty-five percent of each outstanding option granted to him before July 21, 2003. Accordingly, Mr. Denzel became entitled to receive the following benefits: (i) 12 months of continued base salary, (ii) acceleration of vesting of twenty five percent of each outstanding equity award granted to him, (iii) an extension of the time to exercise certain of his vested stock options of up to one year and 90 days following the termination of his employment and (iv) reimbursement of COBRA costs for continued medical coverage for up to 18 months.

The Compensation Committee believes that the severance arrangements for Mr. Friedman and Mr. Denzel are fair and reasonable in consideration of the years of service of those officers and the level of dedication and commitment that they have rendered to us over those years.

Executive Officer Perquisites.  It is not our practice to provide our executive officers with any meaningful perquisites. We do, however, provide Mr. Zafiropoulo with a company automobile which he uses from time to time for personal matters.

Other Programs.  Our executive officers are eligible to participate in our 401(k) plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs.   In addition to the bonus component subject to mandatory deferral under the Company’s Long-Term Incentive Compensation Plan described under “Incentive Compensation” above, we maintain a non-qualified deferred compensation program for our executive officers. Such program is described below under the heading “Nonqualified Deferred Compensation”. However, we believe that the equity award component of each executive officer’s total direct compensation package should serve as a major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options granted to our executives have been structured to qualify as performance based compensation. Non-performance-based compensation paid to our executive officers for 2006 did not exceed the $1.0 million limit per officer. However, because we have begun to include service-vesting restricted stock units as a component of equity compensation, it is likely that the non-performance-based compensation payable to our executive officers will exceed the $1.0 million limit in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to our financial performance or through RSUs tied to the executive officer’s continued service, which may, together with base salary, exceed in the aggregate the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Information

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 2006 by the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s two other most highly compensated executive officers whose total compensation for the 2006 year was in excess of $100,000. The listed individuals shall be hereinafter referred to as the “named executive officers.”

					Change in
					Pension Value
					and
					Nonqualified
			Stock	Option	Deferred		All Other
		Salary	Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	Earnings		($)		($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)

Arthur W. Zafiropoulo, Chairman of the Board, Chief Executive Officer and President	2006	$555,000	$415,987	—	—		$16,978	(4)	$987,965
Bruce R. Wright, Senior Vice President, Finance, Chief Financial Officer and Secretary	2006	$273,837	$48,000	$24,836	—		$45,422	(5)	$392,095
John E. Denzel, Former President and Chief Operating Officer(8)	2006	$259,077	$70,778	$127,889	$18,994	(10)	$313,090	(6)	$770,834
Rick Friedman, Former Senior Vice President, World-wide Sales and Customer Services(9)	2006	$266,863	$47,176	—	$4,846	(11)	$800	(7)	$314,839

(1)	Includes amounts deferred under the Company’s 401(k) Plan, a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(2)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), with respect to the portion of the stock awards which vested in that year, including awards which have been granted in earlier years. The reported dollar amount does not take into account any estimated forfeitures related to vesting conditions. Assumptions used in the calculation of this amount are included in footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2007. Except for Mr. Denzel, none of the named executive officers forfeited any stock awards during the 2006 fiscal year. Mr. Denzel forfeited restricted stock units covering 5,625 shares of the Company’s common stock in the 2006 fiscal year as a result of the termination of his employment.

(3)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), with respect to the portion of the option awards which vested in that year, including awards which have been granted in earlier years. The reported dollar amount does not take into account any estimated forfeitures related to vesting conditions. Assumptions used in the calculation of this amount are included in footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2007. Except for Mr. Denzel, none of the named officers forfeited any stock options during the 2006 fiscal year. Mr. Denzel forfeited 56,250 option shares in the 2006 fiscal year as a result of the termination of his employment.

(4)	Represents (i) a matching contribution by the Company to the named executive officer’s account under our 401(k) Plan in the amount of $2,000 and (ii) $14,978 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo.

(5)	Represents (i) a matching contribution by the Company to the named executive officer’s account under our 401(k) Plan in the amount of $2,000 and (ii) $43,422 attributable to the amount accrued by the Company for the 2006 fiscal year with respect to a lifetime retiree health (medical and dental) coverage benefit approved for Mr. Wright in such year. For further information regarding such benefit, please see the section above entitled “Officer Employment Agreements” in the Company’s Compensation Discussion and Analysis.

(6)	Represents payments pursuant to a severance agreement with Mr. Denzel, including (i) $275,000 in severance pay to be paid in 12 equal monthly installments beginning on May 4, 2007, and (ii) $38,090 attributable to COBRA coverage provided at the Company’s cost for Mr. Denzel and his dependents for an eighteen-month period. For further information regarding Mr. Denzel’s severance agreement, please see the section entitled “Officer Employment Agreements” in the Company’s Compensation Discussion and Analysis.

(7)	Represents a matching contribution by the Company to the named executive officer’s account under our 401(k) Plan.

(8)	Mr. Denzel’s employment with the Company terminated on November 4, 2006.

(9)	Mr. Friedman’s employment with the Company terminated on January 14, 2007.

(10)	Represents 2006 investment earnings on Mr. Denzel’s nonqualified deferred compensation account. The earnings correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the 2006 fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (f) of this table and has elected to report the entire amount of such earnings.

(11)	Represents 2006 investment earnings on Mr. Friedman’s nonqualified deferred compensation account. The earnings correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the 2006 fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (f) of this table and has elected to report the entire amount of such earnings.

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2006 Fiscal Year under a compensation plan.

					All Other
					Stock
					Awards:
					Number
					of
		Potential Payouts Under Non-Equity			Shares	Grant Date Fair
		Incentive Plan Awards(1)			of Stock	Value of Equity
	Grant	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)(2)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Arthur W. Zafiropoulo	1/31/06	—	—	—	65,000 (2)	1,248,000
	—	416,250	832,500	2,497,500	—	—
Bruce R. Wright	1/31/06	—	—	—	7,500 (2)	144,000
	—	137,500	275,000	825,000	—	—
John E. Denzel	1/31/06	—	—	—	7,500 (3)	144,000
	—	151,800	303,600	910,800	—	—
Rick Friedman	1/31/06	—	—	—	5,000 (4)	96,000
	—	112,500	225,000	675,000	—	—

(1)	Reflects the potential payouts under the Company’s 2006 Executive Officer Incentive Compensation Plan based on the Company’s performance during the 2006 year. No amounts were earned under such plan in 2006 because the Company’s performance for the 2006 fiscal year did not attain threshold levels. For more information regarding the 2006 Executive Officer Incentive Compensation Plan, please see the section above entitled “Incentive Compensation” in the Company’s Compensation Discussion and Analysis.

(2)	Reflects restricted stock units (“RSUs”) granted under the Company’s 1993 Stock Option/Stock Issuance Plan. Each RSU entitles the recipient to one share of the Company’s common stock at a designated date following the vesting of that unit. The units will vest in a series of three successive equal annual installments over the named executive officer’s period of continued employment; subject to accelerated vesting in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events.

(3)	Reflects RSUs granted to Mr. Denzel with the vesting and issuance schedule described in Footnote 2, above. However, in connection with the termination of his employment, 25% of the shares subject to Mr. Denzel’s RSUs vested on an accelerated basis, and the remaining units were canceled and ceased to be outstanding. Accordingly, 1,875 shares of the Company’s common stock will be issued to Mr. Denzel on May 4, 2007.

(4)	Reflects RSUs granted to Mr. Friedman with the vesting and issuance schedule described in Footnote 2, above. One-third of the RSUs vested on January 1, 2007 pursuant to such schedule. In connection with the termination of his employment in January 2007, an additional 25% of the shares then subject to Mr. Friedman’s RSU award vested on an accelerated basis, and the remaining units were cancelled and ceased to be outstanding. Accordingly, a total of 2,916 shares of the Company’s common stock will be issued to Mr. Friedman on July 15, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of		Market Value
	Underlying		Underlying				Shares or Units		of Shares or
	Unexercised		Unexercised		Option	Option	of Stock That		Units of Stock
	Options (#)		Options (#)		Exercise	Expiration	Have Not		That Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(4)
(a)	(b)		(c)		(d)	(e)	(f)		(g)

Arthur W. Zafiropoulo							43,334	(2)	$540,808
	65,000	(1)			$16.16	12/16/2015
	7,082				$14.12	1/22/2015
	72,918				$14.12	1/22/2015
	80,000				$16.01	10/19/2014
	200,000				$21.83	7/20/2013
	125,000				$11.36	1/27/2013
	7,339				$13.67	7/15/2012
	92,661				$13.67	7/15/2012
	80,000				$13.96	1/29/2012
	8,382				$23.82	7/24/2011
	91,618				$23.82	7/24/2011
	38,308				$27.82	4/17/2011
	22,000				$13.375	4/19/2009
Bruce R. Wright							5,000	(2)	$62,400
	30,000	(1)			$16.16	12/16/2015
	40,000				$14.12	1/22/2015
	40,000				$16.01	10/19/2014
	160,000				$21.83	7/20/2013
	72,039		2,961	(5)	$11.36	1/27/2013
	60,000				$13.67	7/15/2012
	20,000				$13.96	1/29/2012
	30,000				$23.82	7/24/2011
	24,500				$27.82	4/17/2011
	76,000				$11.875	4/18/2010
	56,000				$13.125	5/31/2009

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of		Market Value
	Underlying	Underlying			Shares or Units		of Shares or
	Unexercised	Unexercised	Option	Option	of Stock That		Units of Stock
	Options (#)	Options (#)	Exercise	Expiration	Have Not		That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)		Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)		(g)

John E. Denzel	40,000		$14.12	3/14/2008
	150,000		$21.83	3/14/2008
	40,000		$16.01	3/14/2008
	45,000		$13.67	3/14/2008
	25,000		$23.82	3/14/2008
	25,000		$15.625	3/14/2008
	3,000		$27.82	3/14/2008
	10,000		$17.625	3/14/2008
	9,500		$19.00	3/14/2008
	30,000		$16.16	3/14/2008
	200		$17.50	3/14/2008
Rick Friedman					3,334	(3)	$41,608
	200,000		$15.00	4/14/2008
	15,000		$16.01	4/14/2008
	40,000		$14.12	4/14/2008
	20,000		$16.16	4/14/2008

(1)	The option was fully vested at the time of grant. However, any shares purchased under such option will be subject to certain transfer restrictions which prelude any sale of those shares until the restrictions lapse on December 31, 2007.

(2)	Reflects RSUs granted under the Company’s 1993 Stock Option/Stock Issuance Plan. Each RSU entitles the recipient to one share of the Company’s common stock at a designated date following the vesting of that unit. The units will vest in a series of three successive equal annual installments over the named executive officer’s period of continued employment; subject to accelerated vesting in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events.

(3)	Reflects RSUs granted to Mr. Friedman with the vesting and issuance schedule described in Footnote 2, above. In connection with the termination of his employment on January 14, 2007, 1,250 shares vested on an accelerated basis, and the remaining units were cancelled and ceased to be outstanding. Such shares will be issued to Mr. Friedman on July 15, 2007.

(4)	Based on the $12.48 closing price of the Company’s common stock on December 29, 2006.

(5)	The option vests in accordance with the following schedule: 50% of the option shares vested on the one year anniversary of the option grant date and the remaining option shares vest in a series of 38 equal monthly installments measured from the one year anniversary of the option grant date, provided Mr. Wright continues to provide services to the Company through each such date. The option was granted on January 28, 2003 for a total number of 75,000 option shares.

Option Exercises and Stock Vested

The following table sets forth for each of the named executive officers, the number of shares of the Company’s common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2006, and the number and value of shares of the Company’s common stock subject to each restricted stock or restricted stock unit award that vested during the year ended December 31, 2006. No stock appreciation rights were exercised by the named executive officers during the 2006 fiscal year, and none of those officers held any stock appreciation rights as of December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)(1)	on Vesting (#)	on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)

Arthur W. Zafiropoulo	—	—	21,666	$270,392
Bruce R. Wright	—	—	2,500	$31,200
John E. Denzel	24,750	$56,502	1,875	$23,400
Rick Friedman	—	—	1,666	$20,792

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)	Value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares as to which each award vested on such date.

Nonqualified Deferred Compensation

The following table shows the deferred compensation activity for each named executive officer during the 2006 fiscal year under the Company’s Executive Deferred Compensation Plan.

	Executive	Registrant	Aggregate		Aggregate	Aggregate
	Contributions	Contributions	Earnings in		Withdrawals/	Balance at
Name	in Last FY ($)	in Last FY ($)	Last FY ($)		Distributions ($)	Last FYE ($)
(a)	(b)	(c)	(d)		(e)	(f)

Arthur W. Zafiropoulo	—	—	—		—	—
Bruce R. Wright	—	—	—		—	—
John E. Denzel	—	—	$18,994	(1)	—	$427,193	(1)(2)
Rick Friedman	—	—	$4,846	(3)	—	$57,526	(3)(4)

(1)	Represents a rate of return for the 2006 fiscal year of approximately 4.6%. The amount in this column is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above and is also included in column (f) of this table. The amount corresponds to a composite of the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the 2006 fiscal year. The investment funds so utilized and the rate of return for each such fund for the 2006 year were as follows: SLD CB AIM Capital Appreciation (0% rate of return), SLD CB ING Marsico Growth Portfolio (−1.85% rate of return), SLD CB ING Limited Maturity Bond Portfolio (3.49% rate of return), SLD CB ING Liquid Assets Portfolio (1.23% rate of return), SLD CB ING Oppenheimer Main Street Core (1.41% rate of return), SLD CB ING MFS Total Return Portfolio (4.59% rate of return), SLD CB ING T. Rowe Price Divsf MidCap Growth (−0.22% rate of return), SLD CB Fidelity Growth (4.29% rate of return), SLD ING JPMorgan Small Cap core Equity (−17.95% rate of return), SLD ING Stock Index (3.30% rate of return), SLD ING Lord Abbett U.S. Government Securities (12.61% rate of return), SLD CB ING T. Rowe Price Equity Income Portfolio (4.09% rate of return), SLD ING Evergreen Omega Portfolio (3.20% rate of return) and the SLD ING FMR Large Cap Growth (−3.01% rate of return).

(2)	In connection with his termination of employment, Mr. Denzel received a lump sum distribution of $317,202 of his account balance under the Plan in January 2007. The remainder of Mr. Denzel’s account balance under the Plan will be distributed in a lump sum on May 4, 2007.

(3)	Represents a rate of return for the 2006 fiscal year of approximately 8.5%. The amount in this column is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above and also included in column (f) of this table. The amount corresponds to a composite of the actual market earnings on a select group of investment funds utilized to track the notional investment return of the account balance for the 2006 fiscal year. The investment funds so utilized and the rate of return for each such fund for the 2006 year were as follows: SLD CB ING Marsico Growth Portfolio (5.22% rate of return), SLD CB ING Limited Maturity Bond Portfolio (3.45% rate of return), SLD CB ING MFS Total Return Portfolio (10.80% rate of return), SLD CB ING T. Rowe Price Divsf MidCap Growth (8.75% rate of return), SLD CB AIM VI High Yield Fund CI I (0% rate of return), SLD CB Alger American MidCap Growth (0% rate of return), SLD CB ING T.Rowe Price Equity Income Portfolio (17.25% rate of return), SLD ING VP High Yield Bond (9.19% rate of return).

(4)	In connection with his termination of employment, Mr. Friedman received a lump sum distribution of his account balance under the Plan in January 2007.

Executive Deferred Compensation Plan.  The Company has established the Executive Deferred Compensation Plan in order to provide its executive officers and other key employees with the opportunity to defer all or portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer between 1% and 100% of his or her salary, commissions, bonuses and other awards. Each participant’s contributions to the plan are credited to an account maintained in his or her name on the Company’s books, in which the participant is fully vested at all times. The account is credited with notional earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. There are a total of 17 investment funds available for election, and the participant may change his or her investment choices daily. Upon the participant’s termination of employment for reasons other than retirement or disability, he or she will receive a lump sum distribution of his or her account balance within 60 days (or after 6 months for compensation deferred after December 31, 2004) following the termination date. Upon the participant’s disability or retirement, his or her account balance will be distributed in a lump sum, or in 12 or more monthly installments (but not more than 180), pursuant to the participant’s prior election. In the event a participant dies prior to receiving a distribution under the plan, his or her beneficiary will receive a lump-sum distribution of the participant’s account balance under the plan. In the event a participant dies after distribution of his or her account balance has begun, the remaining balance will be distributed to the participant’s beneficiary in accordance with the distribution schedule that had already begun.

Employment Contracts, Termination of Employment Agreements and Change of Control

The Compensation Committee of the Board of Directors has the authority as the plan administrator of the Company’s 1993 Plan to provide for accelerated vesting of any shares of the Company’s common stock subject to outstanding equity awards under such plan held by the Chief Executive Officer and the Company’s other executive officers in the event their employment were to be terminated (whether involuntarily or through a resignation for good reason) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through the acquisition of more than 50% of the Company’s outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

In November 2003, the Company entered into employment agreements with Messrs. Zafiropoulo, Denzel and Wright, effective as of January 1, 2004, and in January 2006, the Company entered into an employment agreement with Mr. Friedman, effective as of February 1, 2006.

Employment Agreement with Mr. Zafiropoulo

The Company has entered into an employment agreement with Mr. Zafiropoulo that provides that he will serve as the Chief Executive Officer of the Company and that the Company will use its reasonable best efforts to see that he is elected as a member of the Board of Directors and as Chairman of the Board as long as he remains employed by the Company under the employment agreement. The employment agreement also provides for a base salary of $555,000, a target bonus of up to 60% of base salary (which can be increased by the Compensation Committee and which was initially set at 150% for the 2006 fiscal year) and stock option or other equity awards. In addition, Mr. Zafiropoulo’s employment agreement also provides for lifetime retiree health (medical and dental) coverage for Mr. Zafiropoulo and his spouse. If the retiree health benefit becomes taxable to Mr. Zafiropoulo or his spouse, the

Company will pay him or her a “gross-up” payment to cover the taxes attributable to such coverage and any taxes that apply to the gross-up payment.

Mr. Zafiropoulo’s employment may be terminated by either party at any time, with or without cause. If the Company terminates his employment for any reason other than cause, or in the event of his death, disability or resignation for good reason, Mr. Zafiropoulo (or his beneficiary) will be entitled to receive the deferred portions of any annual bonuses previously earned, 12 months of continued base salary at the rate then in effect, accelerated vesting of 25% of the stock options and other equity awards granted to him on or after July 21, 2003, an extension of the time to exercise those vested stock options of up to one year and 90 days following the termination of his employment and continued use of a Company car for 12 months. In addition, the Board of Directors may, in its discretion, partially accelerate vesting and extend the exercise period for options granted prior to July 21, 2003.

If, however, Mr. Zafiropoulo’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive the deferred portions of any annual bonuses previously earned, 24 months of continued base salary at the rate then in effect (or, if greater, in effect immediately prior to the change of control) and continued use of a Company car for 24 months. In addition, regardless of whether Mr. Zafiropoulo’s employment is terminated following a change of control of the Company, the stock options and other equity awards granted to him on or after July 21, 2003 will fully vest upon a change of control, and the time for exercising those options will be extended up to one year and 90 days following the termination of his employment. In addition, upon a change of control, the Board of Directors may, in its discretion, fully accelerate vesting and extend the exercise period for options granted prior to July 21, 2003. If Mr. Zafiropoulo incurs an excise tax under Section 4999 of the Internal Revenue Code (relating to “excess parachute payments”) with respect to any payments he receives from the Company, the Company will make a “gross-up” payment to Mr. Zafiropoulo to cover this excise tax liability and any income and employment taxes that apply to the gross-up payment. For this purpose, a change of control generally includes:

•	acquisition of more than 50% of the Company’s voting stock by any person or group of related persons;

•	change in membership on the Board of Directors such that a majority of the directors who are currently on the Board of Directors, and those nominated by such directors, no longer constitute a majority of the Board of Directors;

•	consummation of a merger or consolidation in which the Company is not the surviving entity;

•	sale, transfer or other disposition of all or substantially all of the Company’s assets; or

•	a reverse merger in which the Company is the surviving entity but in which the Company’s stockholders before the merger do not own more than 50% of the voting stock after the merger.

Employment Agreement with Mr. Wright

Mr. Wright’s employment agreement provides that he will serve as the Senior Vice President, Finance, Chief Financial Officer, and Secretary of the Company. The employment agreement provides for a base salary of $275,000, a target bonus of up to 40% of base salary (which can be increased by the Compensation Committee and which was initially set at 100% for fiscal year 2006) and stock option or other equity awards. For fiscal 2007, the Compensation Committee of the Board increased Mr. Wright’s salary to $295,000 and set his target bonus at approximately 80%.

Mr. Wright’s employment may be terminated by either party at any time, with or without cause. If the Company terminates his employment for any reason other than cause, or in the event of his death, disability or resignation for good reason, Mr. Wright (or his beneficiary) will be entitled to receive the deferred portions of any annual bonuses previously earned, 12 months of continued base salary at the rate then in effect, accelerated vesting of 25% of the stock options and other equity awards granted to him on or after July 21, 2003, an extension of the time to exercise those vested stock options of up to one year and 90 days following the termination of his employment and, except in the case of death, reimbursement of COBRA costs for continued medical coverage for up to 18 months following termination of his employment. In addition, the Board of Directors may, in its discretion, partially accelerate vesting and extend the exercise period for options granted prior to July 21, 2003.

If, however, Mr. Wright’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive the deferred portions of any annual bonuses previously earned and

24 months of continued base salary at the rate then in effect (or, if greater, in effect immediately prior to the change of control) and reimbursement of COBRA costs for continued medical coverage for up to 18 months following the termination of his employment. In addition, regardless of whether Mr. Wright’s employment is terminated following a change of control of the Company, the stock options and other equity awards granted to him on or after July 21, 2003 will fully vest upon a change of control, and the time for exercising those options will be extended up to one year and 90 days following the termination of his employment. In addition, the Board of Directors may, in its discretion, fully accelerate vesting and extend the exercise period for options granted prior to July 21, 2003. A change of control in Mr. Wright’s employment agreement has the same meaning as in Mr. Zafiropoulo’s employment agreement described above.

In January 2007 the Compensation Committee amended Mr. Wright’s employment agreement to provide Mr. Wright and his spouse with lifetime retiree health (medical and dental) coverage under either of the following two circumstances: (i) if at the time of his retirement from the Company Mr. Wright is over 62 years old and has accumulated at least 10 years of service with the Company, or (ii) in the event of a change of control of the Company.

Separation Agreement with Mr. Denzel

The terms of Mr. Denzel’s employment agreement, effective January 1, 2004, were substantially similar to the agreement described above for Mr. Wright (prior to its amendment in January 2007). In connection with the termination of Mr. Denzel’s employment with the Company on November 3, 2006, the Company entered into a Separation and General Release Agreement and an Amended and Restated Employment Agreement (collectively, the “Denzel Separation Agreement”) with Mr. Denzel. Pursuant to the Denzel Separation Agreement upon Mr. Denzel’s execution of a general release in favor of the Company he became entitled to receive the severance benefits that he was entitled to receive under the original employment agreement, plus an additional benefit in the form of the accelerated vesting of twenty-five percent of each outstanding option granted to him before July 21, 2003. Pursuant to the Denzel Separation Agreement, Mr. Denzel became entitled to receive the following benefits: (i) 12 months of continued base salary, (ii) acceleration of vesting of twenty five percent of each outstanding equity award granted to him, whether before or after July 21, 2003, (iii) an extension of the time to exercise certain of his vested stock options of up to one year and 90 days following the termination of his employment and (iv) reimbursement of COBRA costs for continued medical coverage for up to 18 months.

Separation Agreement with Mr. Friedman

The terms of Mr. Friedman’s employment agreement, dated January 30, 2006, were substantially similar to the agreement described above for Mr. Wright (prior to its amendment in January 2007). In connection with the termination of Mr. Friedman’s employment with the Company on January 14, 2007, the Company entered into a Separation and General Release Agreement and an amendment to the January 30, 2006 employment agreement (collectively, the “Friedman Separation Agreement”). Pursuant to the Friedman Separation Agreement, upon Mr. Friedman’s execution of a general release in favor of the Company, Mr. Friedman became entitled to receive the severance benefits that he was entitled to receive under the January 30, 2006 employment agreement. Pursuant to the Friedman Separation Agreement, Mr. Friedman became entitled to receive the following benefits: (i) 12 months of continued base salary, (ii) acceleration of vesting of twenty five percent of each outstanding equity award granted to him, (iii) an extension of the time to exercise his vested stock options of up to one year and 90 days following the termination of his employment and (iv) reimbursement of COBRA costs for continued medical coverage for up to 18 months.

Quantification of Benefits

The charts below quantify the potential payments Mr. Zafiropoulo and Mr. Wright would receive based upon the following assumptions:

(i) the executive’s employment terminated on December 31, 2006 under circumstances entitling him to severance benefits under his employment agreement,

(ii) as to any benefits tied to the executive’s rate of base salary, the rate of base salary is assumed to be the executive’s rate of base salary as of December 31, 2006, and

(iii) with respect to the first chart below, as to any benefits tied to a change in control, the change in control is assumed to have occurred on December 31, 2006 and the change in control consideration paid per share of outstanding common stock is assumed to be equal to the closing selling price of our common stock on December 29, 2006, which was $12.48 per share.

Benefits Received Upon Termination in Connection with a Change in Control

				Accelerated
				Vesting
				Equity
				Awards/
		Lifetime		Extension		Continued
		Retiree		of Stock		Use of
	Salary	Medical		Option		Company	Excise Tax
Executive	Continuation	Coverage		Term		Automobile	Gross-Up

Mr. Zafiropoulo	$1,110,000	$458,003	(1)	$1,711,876	(2)	$30,000	—
Mr. Wright	$542,820	$272,083		$894,907	(2)	—	—

(1)	Includes a gross-up payment to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.

(2)	Represents (i) the intrinsic value of the accelerated vesting of the named executive officer’s unvested restricted stock units, based on the $12.48 closing selling price of the Company’s common stock on December 29, 2006, (ii) the intrinsic value of the accelerated vesting of the named executive officer’s 2,961 unvested option shares with a strike price of $11.36 per share plus (iii) the value of the extension of the option term of all outstanding options held by the named executive officer on December 31, 2006 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R.

Benefits Received Upon Termination Not in Connection with a Change in Control

						Accelerated
						Vesting
						Equity
						Awards/
			Lifetime			Extension
			Retiree			of Stock		Continued Use
	Salary		Medical			Option		of Company
Executive	Continuation		Coverage		COBRA	Term		Automobile

Mr. Zafiropoulo	$555,000	(1)	$458,003	(1)	—	$1,373,868	(2)	$15,000
Mr. Wright	$271,410		—		$28,128	$855,907	(2)	—

(1)	Includes a gross-up payment to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.

(2)	Represents (i) the intrinsic value of the accelerated vesting of the named executive officer’s unvested restricted stock units, based on the $12.48 closing selling price of the Company’s common stock on December 29, 2006 plus (ii) the value of the extension of the option term of all outstanding options held by the named executive officer on December 31, 2006 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R.

The following chart quantifies the amounts payable to Messrs. Denzel and Friedman in connection with the termination of their employment on November 3, 2006 and January 14, 1007, respectively:

			Accelerated
			Vesting
			Equity
			Awards/
			Extension
			of Stock
	Salary		Option
Executive	Continuation	COBRA	Term (1)

Mr. Denzel	$275,000	$38,090	$509,482
Mr. Friedman	$250,000	$38,090	$476,403

(1)	Represents (i) the intrinsic value of the accelerated vesting of the named executive officer’s unvested restricted stock units, and/or stock options based on the $12.48 closing selling price of the Company’s common stock on December 29, 2006 plus (ii) the value of the extension of the option term of all outstanding options held by the named executive officer on December 31, 2006 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Gemunder, Richard and Sollitto served as members of the Company’s Compensation Committee during the fiscal year completed December 31, 2006. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. The Board of Directors has determined that because of the relationship between the Company and Advanced Micro Devices, Inc. (“AMD”), a company with which Mr. Richard is affiliated, which relationship is described under the section entitled “Certain Relationships and Related Transactions” below, Mr. Richard no longer qualifies as an independent director under such Rule and no longer serves as a member of the Company’s Compensation Committee.

ANNUAL REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and the Compensation Committee recommended that the Compensation Discussion and Analysis, as contained herein, be included herein.

Compensation Committee
Joel F. Gemunder
Vincent F. Sollitto, Jr., Chairman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

Scott Zafiropoulo, the son of Arthur Zafiropoulo, the Company’s Chairman of the Board and Chief Executive Officer, is an employee of the Company. In fiscal 2006, Mr. S. Zafiropoulo earned approximately $137,000 in salary and received a restricted stock unit award in connection with his employment of 3,000 shares subject to vesting in three equal annual installments.

In fiscal year 2006, AMD purchased Company products for a total of $8.9 million, representing 6.1% of the Company’s net sales for that year. Mr. Henri Richard is an executive officer of AMD. In accordance with Marketplace Rule 4200 of The Nasdaq Stock Market, the Board of Directors has determined that Mr. Richard is not an “independent director”.

The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no more or less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have authorized the Company to sell product and services to AMD in the ordinary course of business.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61, as amended by SAS 90 (Communication With Audit Committee).

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Nicholas Konidaris
Dennis Raney
Rick Timmins, Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons who are the beneficial owners of more than ten percent (10%) of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 2006 fiscal year, the Company believes that all of the Company’s executive officers, directors and greater than ten percent (10%) beneficial stockholders complied with all applicable Section 16(a) filing requirements for the 2006 fiscal year.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2006 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

The Board of Directors of
Ultratech, Inc.

Dated: June 11, 2007

APPENDIX A

ULTRATECH, INC.
1993 STOCK OPTION/STOCK ISSUANCE PLAN

(Amended and Restated as of January 30, 2007)

ARTICLE ONE

GENERAL

I.	PURPOSE OF THE PLAN

This 1993 Stock Option/Stock Issuance Plan (“Plan”) is intended to promote the interests of Ultratech, Inc., a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) independent consultants and other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

A. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such date is hereby designated as the Effective Date for the Plan.

B. This Plan shall serve as the successor to the Corporation’s existing 1993 Stock Option and 1993 Stock Issuance Plans (the “Predecessor Plans”), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plans on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plans on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

II.	DEFINITIONS

A. For purposes of the Plan, the following definitions shall be in effect:

Board:  the Corporation’s Board of Directors.

Code:  the Internal Revenue Code of 1986, as amended.

Committee:  the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

Common Stock:  shares of the Corporation’s common stock.

Change in Control:  a change in ownership or control of the Corporation effected through either of the following transactions:

a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Corporate Transaction:  any of the following stockholder-approved transactions to which the Corporation is a party:

a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

Employee:  an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Fair Market Value:  the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

a. If the Common Stock is at the time listed or admitted to trading on the Nasdaq Global or Global Select Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b. If the Common Stock is at the time listed or admitted to trading on any other national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Optionee:  any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program in effect under the Plan.

Participant:  any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan or a restricted stock unit award under the Automatic Grant Program.

Plan Administrator:  the Committee in its capacity as the administrator of the Plan.

Permanent Disability or Permanently Disabled:  the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Service:  the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

A. Stock Programs.  The Plan shall be divided into three separate components: the Discretionary Grant Program specified in Article Two, the Automatic Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Grant Program, eligible individuals may, at the discretion of the Plan Administrator in accordance with the provisions of Article Two, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock. Under the Automatic Grant Program, non-employee Board members will receive a series of automatic restricted stock unit awards over their period of continued Board service in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or the Corporation’s attainment of financial objectives.

B. General Provisions.  Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Grant Program, the Automatic Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.	ADMINISTRATION OF THE PLAN

A. Both the Discretionary Grant Program and the Stock Issuance Program shall be administered by a committee (“Committee”) of two or more non-employee Board members. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Grant or Stock Issuance Program or any outstanding stock option, stock appreciation right, share issuance or other stock-based award thereunder.

C. Administration of the Automatic Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to restricted stock unit awards made pursuant to that program.

V.	DISCRETIONARY GRANTS AND STOCK ISSUANCES

A. The persons eligible to participate in the Discretionary Grant Program under Article Two or the Stock Issuance Program under Article Four shall be limited to the following:

1. officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

2. non-employee members of the Board; and

3. those independent consultants or other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B. The Plan Administrator shall have full authority to determine, (I) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible individuals are to receive such grants, the time or time when those grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option or stock appreciation right is to vest and become exercisable, the status of a granted stock option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Code or a non-statutory stock option not intended to meet such requirements, and the maximum term for which the granted stock option or stock appreciation right may remain outstanding and (II) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares which are the subject of such issuance or award and the consideration for those shares.

VI.	STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. Subject to the automatic share increase provisions of Section VI. B. of this Article One, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 10,776,779 shares.1 Such share reserve includes (i) the initial number of shares incorporated into this Plan from the Predecessor Plans on the Effective Date, (ii) an additional 600,000-share increase authorized by the Board on March 21, 1996 and approved by the stockholders at the 1996 Annual Stockholders Meeting, (iii) an additional 277,239 shares attributable to the automatic annual share increase for fiscal 1996 which was effected on January 2, 1996, (iv) an additional 284,346 shares attributable to the automatic annual share increase for fiscal 1997 which was effected on January 2, 1997, (v) an additional 450,000 shares authorized by the Board on March 18, 1997 and approved by the stockholders at the 1997 Annual Meeting, (vi) an additional 291,008 shares attributable to the automatic annual share increase for fiscal 1998 which was effected on January 2, 1998, (vii) an additional 295,480 shares attributable to the automatic annual share increase for fiscal 1999 which was effected on January 4, 1999, (viii) an additional 299,490 shares attributable to the automatic annual share increase for fiscal 2000 which was effected on January 3, 2000, (ix) an additional 898,045 shares of Common Stock added to the share reserve on January 2, 2002 by reason of the automatic increase provision of Section VI.B of this Article One, (x) an additional 905,088 shares of Common Stock added to the share reserve on January 2, 2003 by reason of the automatic increase provision of Section VI.B of this Article One, (xi) an additional 943,285 shares of Common Stock added to the share reserve on January 2, 2004 by reason of the automatic increase provision of Section VI.B of this Article One, (xii) an additional 954,141 shares of Common Stock added to the share reserve on January 2, 2005 by reason of the automatic increase provision of Section VI.B of this Article One and (xiii) an additional 949,991 shares of Common Stock added to the share reserve on January 3,

1 All figures have been adjusted to reflect the 2:1 stock split the Corporation effected May 10, 1995.

2006 by reason of the automatic increase provision of Section VI.B of this Article One. The share reserve in effect from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of this Section VI. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each calendar year, beginning with calendar year 2002 and continuing through calendar year 2006, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase, but in no event shall any such annual increase exceed 1,700,000 shares.

C. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) exceed 400,000 shares per fiscal year, beginning with the 1995 fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option or stock appreciation right, direct stock issuance or other stock-based award under the Plan, the limit shall be increased to 600,000 shares. Such limitations shall be subject to adjustment from time to time in accordance with the provisions of this Section VI.

D. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those options or awards expire or terminate for any reason (including, without limitation, the cancellation of one or more options in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan) prior to the issuance of the shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Shares subject to any stock appreciation rights exercised in accordance with Section V of Article Two shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of Common Stock actually issued to the holder of such option or award.

E. In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Corporation’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under this Plan per calendar year, (iii) the number and/or class of securities for which restricted stock unit awards are to be subsequently made per eligible non-employee Board member under the Automatic Grant Program, (iv) the number and/or class of securities and exercise price per share in effect under each stock option or stock appreciation right outstanding under the Discretionary Grant Program or Automatic Grant Program, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options and other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those outstanding options, stock appreciation rights and other awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Option Price.

1. The option price per share shall be fixed by the Plan Administrator and shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

•	full payment in cash or check drawn to the Corporation’s order; or

•	full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

•	full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

•	full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options.  Each option granted under this Discretionary Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

C. Limited Transferability.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, non-statutory options may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for the Optionee or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

D. Termination of Service.

1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

•	Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph D.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

•	Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the first anniversary of the date of the Optionee’s death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

•	Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

•	During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

•	Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of the option shares in which the Optionee would have otherwise vested had such cessation of Service not occurred.

3. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

E. Stockholder Rights.  An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

F. Repurchase Rights.  The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

a. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

b. All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

c. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.	INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A. Dollar Limitation.  The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws, each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B. 10% Stockholder.  If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any Corporate Transaction, each option or stock appreciation right which is at the time outstanding under this Article Two shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to all or any portion of such shares as fully-vested shares. However, an outstanding option or stock appreciation right under this Article Two shall not so accelerate if and to the extent: (i) such option or stock appreciation right is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option or stock appreciation right relating to shares of the capital stock of the successor corporation or parent thereof, (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on that option or stock appreciation right at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or stock appreciation right, or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant of such option or stock appreciation right. The determination of the comparability of the replacement option or stock appreciation right under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding options or stock appreciation right under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) under this Plan per calendar year and (iii) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan.

D. The Plan Administrator shall have the discretion, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options or stock appreciation rights which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

E. The grant of options or stock appreciation rights under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide for the automatic acceleration of one or more outstanding options or stock appreciation rights under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such acceleration of outstanding options or stock appreciation rights (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G. Any option or stock appreciation right accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of that option or stock appreciation right.

H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than the Fair Market Value of the Common Stock on the new grant date.

V.	STOCK APPRECIATION RIGHTS

A. Authority.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant tandem stock appreciation rights in accordance with this Section V to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

C. Share Counting.  Upon the exercise of any Tandem Right under this Section V, the share reserve under Section VI of Article One shall be reduced by the gross number of shares as to which such Tandem Right is exercised.

ARTICLE THREE

AUTOMATIC GRANT PROGRAM

I.	AWARD TERMS

A. Automatic Grants.  The provisions of the Automatic Grant Program were revised, effective January 29, 2007, to amend the automatic option grant program to eliminate the periodic option grant program and to implement in its place a new program of periodic restricted stock unit awards for the eligible Board members. The revised program is subject to stockholder approval at the 2007 Annual Meeting. Accordingly, if such stockholder approval is obtained, the awards to be made pursuant to the Automatic Grant Program on and after the date of the 2007 Annual Meeting shall be as follows:

1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2007 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, restricted stock units covering 7,500 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation or any Parent or Subsidiary (the “Initial Grant”).

2. On the date of each annual stockholders meeting, beginning with the 2007 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted restricted stock units covering 5,000 shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months (the “Annual Grant”). There shall be no limit on the number of such Annual Grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such Annual Grants over their period of continued Board service.

3. Each restricted unit awarded under this Article Three shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.

B. Vesting of Awards and Issuance of Shares.

1. The shares of Common Stock subject to each Initial Grant shall vest as follows: fifty percent (50%) of the shares shall vest upon the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award, and the remaining shares shall vest in three (3) successive equal annual installments upon the non-employee Board member’s completion of each of the next three (3) years of Board service thereafter.

2. The shares of Common Stock subject to each Annual Grant shall vest upon earlier of (i) the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award or (ii) the non-employee Board member’s continuation in Board service through the day immediately preceding the date of the first annual stockholders meeting following the award date.

3. Notwithstanding Paragraphs B.1 and B.2, should a non-employee Board member cease Board service by reason of death or Permanent Disability, then each Initial and Annual Grant made to such individual under this Article Three and outstanding at the time of such cessation of Board service shall vest in full.

4. The shares of Common Stock underlying each Initial or Annual Grant which vest in accordance with the foregoing vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may structure one or more Grants so that the issuance of the shares of Common Stock which vest under those award is deferred, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, beyond the vesting date to a designated date or the occurrence of any earlier event such as cessation of Board service or a Change in Control.

C. Dividend Equivalent Rights.  Each restricted stock unit awarded under this Article Three shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation’s collection of any applicable withholding taxes.

II.	CHANGE IN CONTROL

Should the non-employee Board member continue in Board service until the effective date of an actual Change in Control transaction, then the shares of Common Stock subject to each outstanding Initial and Annual Grant made to such Board member shall, immediately prior to the effective date of that Change in Control transaction, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments, but in no event later than the later of (i) the close of the calendar year in which the Change in Control occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of the Change in Control.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	TERMS AND CONDITIONS OF STOCK ISSUANCES

Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement (“Issuance Agreement”) that complies with the terms and conditions of this Article Four. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A. Consideration.

1. Shares of Common Stock drawn from the Corporation’s authorized but unissued shares of Common Stock (“Newly Issued Shares”) shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or cash equivalents (such as a personal check or bank draft) paid the Corporation;

(ii) a promissory note payable to the Corporation’s order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

(iii) past services rendered to the Corporation or any parent or subsidiary corporation; or

(iv) any other valid consideration under the Delaware General Corporation Law.

2. Shares of Common Stock reacquired by the Corporation and held as treasury shares (“Treasury Shares”) may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant’s period of future Service or the Corporation’s attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

3. The consideration for any Newly Issued Shares or Treasury Shares issued under this Stock Issuance Program shall have a value determined by the Plan Administrator to be not less than one-hundred percent (100%) of the Fair Market Value of those shares at the time of issuance.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation’s capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator’s discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

4. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.	CORPORATE TRANSACTIONS/CHANGE IN CONTROL

A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant’s Service within a specified period following the Change in Control.

C. Each outstanding restricted stock unit or share right award assumed in connection with a Corporate Transaction or Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Corporate Transaction or Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Corporate Transaction or Change in Control would have been converted in consummation of such Corporate Transaction or Change in Control had those shares actually been outstanding at that time. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same vesting schedule applicable to those shares, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Corporate Transaction or Change in Control.

D. The Plan Administrator shall have the discretionary authority to structure one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those awards shall automatically vest and become issuable in whole or in part immediately upon the occurrence of a Corporate Transaction or Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Corporate Transaction or Change in Control.

III.	TRANSFER RESTRICTIONS/SHARE ESCROW

A. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant’s interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION’S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED           , 20  , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

ARTICLE FIVE

MISCELLANEOUS

I.	LOANS OR INSTALLMENT PAYMENTS

The Plan Administrator may, in its discretion, assist any Optionee or Participant (other than an Optionee or Participant who is an executive officer of the Corporation or any Parent or Subsidiary subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002) in the exercise of one or more options granted to such Optionee under the Discretionary Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. Any such loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances; provided, however, that all such terms shall be in compliance with applicable laws and regulations. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

II.	AMENDMENT OF THE PLAN AND AWARDS

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which the Common Stock is at the time primarily traded.

B. Options and stock appreciation rights may be granted under the Discretionary Program and stock-based awards may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (1) the automatic annual share increase provisions of Section VI.B. of Article One or (2) the stockholder approval of an amendment of the Plan sufficiently increasing the share reserve. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

III.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of non-statutory stock options, stock appreciation rights, restricted stock units (other than the restricted stock units or stock option grants awarded under the Automatic Grant Program) or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery:  The election to deliver to the Corporation, at the time the non-statutory option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

IV.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan was adopted by the Board on July 23, 1993, and was approved by the stockholders on the same date. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were first registered under the 1934 Act. No further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date.

B. Each stock option grant outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plans on the Effective Date of the Stock Issuance Program shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

C. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant and Stock Issuance Programs but which do not otherwise provide for such acceleration.

D. On March 16, 1995, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares (as adjusted for the May 1995 stock split), (ii) provided for an automatic annual increase to the existing share reserve on the first trading day in each of the next five (5) fiscal years, beginning with the 1996 fiscal year and continuing through fiscal year 2000, equal to 1.4% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year immediately preceding the fiscal year of each such share increase and (iii) imposed certain limitations required under applicable Federal tax laws with respect to Incentive Option grants. The amendment was approved by the stockholders at the 1995 Annual Meeting on May 17, 1995.

E. On March 21, 1996, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares, (ii) increased the limit on the maximum number of shares of Common Stock issuable under the 1993 Plan prior to the required cessation of further Incentive Option grants to 3,780,000 shares plus an additional increase of 277,000 shares per fiscal year over each of the next four (4) fiscal years, beginning with the 1997 fiscal year, (iii) revised the Automatic Option Grant Program to eliminate the special one-time option grant for 28,800 shares of Common Stock to each newly-elected or newly-appointed non-employee Board member and implement a new option grant program pursuant to which all eligible non-employee Board members will receive a series of automatic option grants over their period of continued Board service. The amendment was approved by the stockholders at the 1996 Annual Meeting.

F. On March 18, 1997, the Board adopted a series of amendments to the Plan which (i) increased the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 450,000 shares, (ii) rendered all non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) eliminated the plan limitation which precluded the grant of additional Incentive Options once the number of shares of Common Stock issued under the Plan, whether as vested or unvested shares, exceeded a certain level, (v) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The March 18, 1997 amendments were approved by the stockholders at the 1997 Annual Meeting.

G. On March 14, 2001, the Board adopted an amendment to the Plan which (i) established an automatic share increase feature pursuant to which the share reserve under the Plan will automatically increase on the first trading day in January of each of the next five (5) calendar years, beginning with the 2002 calendar year and continuing through the 2006 calendar year, by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase and (ii) extended the termination date of the Plan from June 30, 2003 to February 28, 2011. The March 14, 2001 amendment was approved by the stockholders at the 2001 Annual Meeting.

H. On July 16, 2002, the Board adopted an amendment to the Plan which revised the Automatic Option Grant Program to increase the size of the annual option grant to be received by all eligible non-employee Board members over their period of continued Board service from 4,000 to 8,000 shares of Common Stock. This amendment is subject to stockholder approval at the 2003 Annual Meeting.

I. On January 30, 2006, the Board amended and restated the Plan in order to effect the following changes: (i) expand the scope of the Stock Issuance Program to include restricted stock units and other stock-based awards which vest and become payable upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, (ii) eliminate the limited stock appreciation right provisions of the Plan so that no grants made on or after January 1, 2006 under the Discretionary Grant Program or the Automatic Option Grant Program shall contain those limited cash-out rights, (iii) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the final federal tax regulations applicable to incentive stock options, (iv) specifically incorporate the prohibition of the Sarbanes-Oxley Act of 2002 against loans to executive officer and (v) effect a series of additional revisions to facilitate plan administration.

J. On January 30, 2007, the Board amended and restated the Plan, subject to stockholder approval at the 2007 Annual Meeting, to revise the Automatic Grant Program to substitute restricted stock unit awards for the stock option grants the non-employee Board member would otherwise receive under the terms of the then-existing automatic stock option grant program. Each restricted stock unit will cover one share of Common Stock, and the substitution is accordingly effected at the rate of one restricted stock unit for every 1.6 shares of Common Stock which would otherwise have been the subject of an automatic option grant made under the automatic stock option grant program. The January 30, 2007 amendment also effected certain technical revisions to the Plan relating to changes in capital structure.

K. The Plan shall terminate upon the earlier of (i) February 28, 2011 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or cancelled pursuant to the exercise of stock appreciation or other cash-out rights granted under the Plan. If the date of the plan termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange (or the Nasdaq National Market, if applicable) on which shares of the Common Stock are then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII.	MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees and the legal representatives, heirs or legatees of their respective estates.

APPENDIX B
Form of Proxy

ULTRATECH, INC.
PROXY
ANNUAL MEETING OF STOCKHOLDERS
JULY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               The undersigned hereby appoints Arthur W. Zafiropoulo and Bruce R. Wright and each of them as Proxies of the undersigned with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of Ultratech, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on June 5, 2007 at the Annual Meeting of Stockholders of Ultratech, Inc. to be held on July 24, 2007 at 2:00 p.m., local time, at Ultratech, Inc.’s Corporate Headquarters, Building No. 2, 2880 Junction Avenue, San Jose, California 95134, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.
               This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3, and AGAINST Proposal 4.
1.	To elect three (3) directors to serve for the ensuing two years until the expiration of their terms in 2009, or until their successors are duly elected and qualified.

NOMINEES	(01) DENNIS R. RANEY,	(02) HENRI RICHARD,

(03) VINCENT F. SOLLITTO

For ALL Nominees	☐	Withheld from ALL Nominees	☐

☐	For all except — to withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐
(continued, and to be signed, on the other side)

3.	To approve an amendment to the non-employee director automatic option grant program under the Company’s 1993 Stock Option/Stock Issuance Plan to provide for the award of restricted stock units instead of options and to set the number of shares subject to each such restricted stock unit award and the other applicable terms.

FOR	AGAINST	ABSTAIN

☐	☐	☐
4.	To approve a stockholder proposal relating to the classification of the Company’s Board of Directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the nominees named herein is unable to serve or for good cause will not serve.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
          Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:

Signature

(Additional signature if held jointly)